EXECUTION COPY
$110,000,000
AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of June 21, 2007
among
TLC VISION (USA) CORPORATION
as Borrower
and
TLC VISION CORPORATION
as Guarantor
and
THE LENDERS AND ISSUING BANK NAMED HEREIN
as Lenders and Issuing Bank
and
CIT CAPITAL SECURITIES LLC
as Sole Lead Arranger and Sole Bookrunner
and
CIT HEALTHCARE LLC
as Collateral Agent and Administrative Agent

Section	Page
ARTICLE V

COVENANTS

SECTION 5.01 Affirmative Covenants	126
SECTION 5.02 Negative Covenants	126
SECTION 5.03 Reporting Requirements	126
SECTION 5.04 Financial Covenants	126

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01 Events of Default	126
SECTION 6.02 Actions in Respect of the Letters of Credit and Letter of Credit Participation Agreements Upon Default	126

ARTICLE VII

THE AGENTS

SECTION 7.01 Authorization and Action	126
SECTION 7.02 Agents’ Reliance, Etc.	126
SECTION 7.03 CIT and Affiliates	126
SECTION 7.04 Lender Party Credit Decision	126
SECTION 7.05 Indemnification	126
SECTION 7.06 Successor Agents	126

ARTICLE VIII

SECTION 8.01 Guaranty	126
SECTION 8.02 Rights of Lenders	126
SECTION 8.03 Certain Waivers	126
SECTION 8.04 Obligations Independent	126
SECTION 8.05 Foreign Currency Obligation	126
SECTION 8.06 Subrogation	126
SECTION 8.07 Termination; Reinstatement	126
SECTION 8.08 Subordination	126
SECTION 8.09 Stay of Acceleration	126
SECTION 8.10 Condition of Borrower	126

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Amendments, Etc.	126
SECTION 9.02 Notices, Etc.	126
SECTION 9.03 No Waiver; Remedies	126

Section	Page
SECTION 9.04 Costs and Expenses	126
SECTION 9.05 Right of Set-off	126
SECTION 9.06 Binding Effect	126
SECTION 9.07 Assignments and Participations	126
SECTION 9.08 Execution in Counterparts	126
SECTION 9.09 No Liability of the Issuing Bank	126
SECTION 9.10 Confidentiality	126
SECTION 9.11 Public Disclosure	126
SECTION 9.12 Release of Collateral and Guarantors	126
SECTION 9.13 Patriot Act Notice	126
SECTION 9.14 Jurisdiction, Etc.	126
SECTION 9.15 Governing Law	126
SECTION 9.16 Waiver of Jury Trial	126

SCHEDULES

Schedule I	–	Commitments and Applicable Lending Offices
Schedule II	–	Additional Guarantors
Schedule 1.01	–	Existing Letters of Credit
Schedule 4.01(b)	–	Loan Parties
Schedule 4.01(f)	–	Disclosed Litigation
Schedule 4.01(p)	–	Environmental Disclosure
Schedule 4.01(r)	–	Liens
Schedule 4.01(s)	–	Investments
Schedule 5.02(b)	–	Debt
EXHIBITS

Exhibit A-1	–	Form of Revolving Credit Note
Exhibit A-2	–	Form of Term Note
Exhibit B	–	Form of Notice of Borrowing
Exhibit C	–	Form of Assignment and Acceptance
Exhibit D-1	–	Form of U.S. Security Agreement
Exhibit D-2	–	Form of Canadian Security Agreement
Exhibit E	–	Form of Guaranty
Exhibit F		Form of Solvency Certificate
Exhibit G-1	–	Form of Opinion of Canadian Counsel
Exhibit G-2	–	Form of Opinion of U.S. Counsel

AMENDED AND RESTATED CREDIT AGREEMENT
     AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 21, 2007 among TLC VISION (USA) CORPORATION, a Delaware corporation (the “Borrower”), TLC VISION CORPORATION, an Ontario corporation (“Parent”), as Guarantor, the Additional Guarantors (as hereinafter defined), the Lenders (as hereinafter defined), the Issuing Bank (as hereinafter defined), CIT CAPITAL SECURITIES, LLC, as Sole Lead Arranger and Sole Bookrunner, CIT Healthcare LLC (“CIT”), as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, the “Collateral Agent”) for the Secured Parties (as hereinafter defined) and administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the “Administrative Agent” and, together with the Collateral Agent, the “Agents”) for the Lender Parties (as hereinafter defined).
PRELIMINARY STATEMENTS:
     WHEREAS, the Borrower entered into that certain Credit Agreement dated as of June 20, 2007 (the “Initial Credit Agreement”) with the Parent, the Agents and CIT Healthcare LLC, as initial lender (the “Initial Lender”), and such parties desire to amend and restate the Initial Credit Agreement to include additional financial institutions as Lenders prior to the Effective Date;
     WHEREAS, Parent, the parent of the Borrower, intends to repurchase up to 20,000,000 shares of its common stock (the “Repurchase”);
     WHEREAS, the Borrower has requested the Lenders to make available to the Borrower term loan facilities in an amount of $85,000,000 and a revolving line of credit for loans, letters of credit or letter of credit participation agreements in an amount of up to $25,000,000 and with the proceeds of such term loan facilities and a portion of the proceeds of such revolving line of credit used to fund a dividend to the Parent to finance, in part, the Repurchase; and
     WHEREAS, the Lenders have agreed to make available to the Borrower term loan facilities and a revolving credit facility upon the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree that the Initial Credit Agreement shall be amended and restated, without novation, as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
     SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     “Additional Guarantors” means the Subsidiaries of the Parent (other than Borrower) listed on Schedule II hereto and each other Subsidiary of Parent that shall be required to execute and deliver a Guaranty pursuant to Section 5.01(j).
     “Administrative Agent” has the meaning specified in the recital of parties to this Agreement.
     “Administrative Agent’s Account” means the account of the Administrative Agent specified by the Administrative Agent in writing to the Lender Parties from time to time.
     “Advance” means a Term Advance, a Revolving Credit Advance or a Letter of Credit Advance.
     “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.
     “Agents” has the meaning specified in the recital of parties to this Agreement.
     “Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement in accordance with its terms as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole “Affected Party” and (iii) the Administrative Agent was the sole party determining such payment amount.
     “Applicable Lending Office” means, with respect to each Lender Party, such Lender Party’s Domestic Lending Office in the case of a Base Rate Advance and such Lender Party’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance, each as set forth on Schedule I hereto.
     “Applicable Margin” means in respect of the Term Facility and the Revolving Credit Facility, (i) for the period from the Closing Date until the delivery of financial statements for the period ending December 31, 2007 pursuant to Section 5.03(c) and thereafter if the condition set forth in clause (ii) below is not satisfied, 1.50% per annum for Base Rate Advances and 2.50% per annum for Eurodollar Rate Advances and (ii) if the Total Leverage Ratio is less than 2.50 to 1.00, 1.25% per annum for Base Rate Advances and 2.25% per annum for Eurodollar Rate Advances.
The Applicable Margin shall increase or decrease as provided herein, for each Base Rate Advance by reference to the Total Leverage Ratio in effect from time to time and for each Eurodollar Rate Advance by reference to the Total Leverage Ratio in effect on the first day of each Interest Period for such Advance, with (A) the respective Total Leverage Ratio determined on the basis of financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of the Chief Financial Officer of the Borrower demonstrating such Total Leverage Ratio and (B) the Applicable Margin to be at the rate stated in (i) above for so long as the Borrower has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 5.03(b) or (c), as the case may be.
     “Appropriate Lender” means, at any time, with respect to (a) any of the Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility at such time and (b) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender.
     “Approved Fund” means any Person (other than a natural person) engaged in making, purchasing, holding, or investing in commercial loans and similar extensions of credit and that is advised, administered, or managed by a Lender, an Affiliate of a Lender (or an entity or an Affiliate of an entity that administers, advises or manages a Lender); and with respect to any Lender that is an investment fund, any other investment fund that invests in loans and that is advised, administered or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
     “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.07 or by the definition of “Eligible Assignee”), and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto or any other form approved by the Administrative Agent.
     “Available Amount” of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).
     “Bankruptcy Law” means Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.
     “Base Rate” means the rate of interest per annum equal to the “Prime Rate” as reported from time to time in The Wall Street Journal; each change in the “Prime Rate” shall be effective from and including the date such change is reported. In the event that such Prime Rate is not available at such time for any reason, “Base Rate” shall mean a rate of interest per annum publicly announced from time to time by any banking institution selected by the Administrative Agent as its prime rate. It is understood that the “Base Rate” is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.
     “Base Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(i).
     “Borrower” has the meaning specified in the recital of parties to this Agreement.

     “Borrower’s Account” means the account of the Borrower specified by the Borrower in writing to the Administrative Agent from time to time.
     “Borrowing” means a Term Borrowing or a Revolving Credit Borrowing.
     “Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.
     “Canadian Loan Parties” means, collectively, Parent and each Canadian Subsidiary of Parent.
     “Canadian Intellectual Property Security Agreement” has the meaning specified in the Canadian Security Agreement.
     “Canadian Security Agreement” has the meaning specified in Section 3.01(a)(iii).
     “Capital Expenditures” means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.
     “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
     “Cash Equivalents” means any of the following, to the extent owned by Parent or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 90 days from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, and (b) insured certificates of deposit of or time deposits with any commercial bank that (i) is a Lender Party or a member of the Federal Reserve System, (ii) is organized under the laws of the United States or any State thereof, and (iii) has combined capital and surplus of at least $1 billion.
     “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

     “CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.
     “Change of Control” means the occurrence of any of the following: (a) Parent shall own less than 100% of the Voting Interests in the Borrower; or (b) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of Parent (or other securities convertible into such Voting Interests) representing 30% or more of the combined voting power of all Voting Interests of the Borrower; or (c) during any period of up to 24 consecutive months, commencing after the date of this Agreement, Continuing Directors shall cease for any reason to constitute a majority of the board of directors of Parent; or (d) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Parent.
     “CIT’s System” means the Administrative Agent’s StuckeyNet or other Internet-based loan accounting and reporting system.
     “Collateral” means all “Collateral” referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.
     “Collateral Agent” has the meaning specified in the recital of parties to this Agreement.
     “Collateral Agent’s Office” means, with respect to the Collateral Agent or any successor Collateral Agent, the office of such Agent as such Agent may from time to time specify to the Borrower and the Administrative Agent.
     “Collateral Documents” means the Security Agreements, the Intellectual Property Security Agreements, each of the collateral documents, instruments and agreements delivered pursuant to Section 5.01(j), and each other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.
     “Commitment” means a Term Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.
     “Communications” has the meaning specified in Section 9.02(b).
     “Consolidated” refers to the consolidation of accounts in accordance with GAAP.
     “Continuing Directors” means the directors of Parent on the Effective Date and each other director if, in each case, such other director’s nomination for election to the board of directors of Parent is recommended by at least a majority of the then Continuing Directors.
     “Conversion,” “Convert” and “Converted” each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

     “Current Assets” of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.
     “Current Liabilities” of any Person means (a) all Debt of such Person except Funded Debt, (b) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after such date and (c) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.
     “Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 120 days incurred in the ordinary course of such Person’s business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Guaranteed Debt and Synthetic Debt of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.
     “Debt for Borrowed Money” of any Person means, at any date of determination, the sum of (i) all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person at such date, (ii) all Obligations of such Person under acceptance, letter of credit or similar facilities at such date and (iii) all Synthetic Debt of such Person at such date.
     “Default” means any Event of Default or any event that would constitute an Event of Default but for the passage of time or the requirement that notice be given or both.
     “Default Interest” has the meaning set forth in Section 2.07(b).
     “Defaulted Advance” means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.
     “Defaulted Amount” means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (b) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (c) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (d) any Agent or the Issuing Bank pursuant to Section 7.05 to reimburse such Agent or the Issuing Bank for such Lender Party’s ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.
     “Defaulting Lender” means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) in the case of a Revolving Credit Lender, shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).
     “Disclosed Litigation” has the meaning specified in Section 3.01(c).
     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
     “Dollar” and “$” means the lawful money of the United States.
     “Domestic Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.
     “EBITDA” means, for any period, the sum, determined on a Consolidated basis, of net income (or net loss) plus the following, to the extent deducted in computing net income: (a) interest expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) non-cash extraordinary losses, (f) any writedowns in goodwill and other intangible assets and fixed assets during such period, (g) non-cash stock option expenses and (h) one-time out-of-pocket expenses incurred during such period, but not to exceed an aggregate of $500,000 in such period, in connection with any unconsummated acquisition or acquisitions permitted under Section 5.02(d) or (f) or sales permitted under Section 5.02(e).
     “Effective Date” has the meaning specified in Section 3.01.
     “Eligible Assignee” means (i) a Lender Party; (ii) an Affiliate of a Lender Party; (iii) an Approved Fund; and (iv) any other Person (other than an individual) approved by (x) the Administrative Agent, (y) in the case of an assignment of a Revolving Credit Commitment, the Issuing Bank and (z) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.
     “Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.
     “Environmental Law” means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.
     “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
     “Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     “ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.
     “Escrow Bank” has the meaning specified in Section 2.15(c).
     “Eurocurrency Liabilities” has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
     “Eurodollar Borrowing” means any Borrowing for which the interest rate is determined pursuant to Section 2.07(a)(ii).
     “Eurodollar Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.
     “Eurodollar Rate” means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period; provided that, if for any reason such rate is not available, the term “Eurodollar Rate” shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which Dollar deposits approximately equal in principal amount to the portion of such Borrowing by CIT Healthcare LLC and for a maturity equal to the applicable Interest Period are offered in immediately available funds by the principal London office of JPMorgan Chase Bank in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period; provided, further, that in the event that such rate is not available at such time for any reason, then the “Eurodollar Rate” with respect to such Borrowing shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of a banking institution selected by the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.
     “Eurodollar Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(ii).
     “Eurodollar Rate Reserve Percentage” for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.
     “Events of Default” has the meaning specified in Section 6.01.
     “Excess Cash Flow” means, for any period, with respect to the Loan Parties on a consolidated basis, for any period: (a) pre-tax net income (less the amount of all income Taxes in such period paid in cash); plus decreases or minus increases (as the case may be) in (b) Working Capital, plus (c) non-cash depreciation, non-cash amortization and other non-cash charges, minus without duplication (d) the sum of (i) Capital Expenditures of the Loan Parties permitted under this Agreement (to the extent not financed with Funded Debt or reinvestments of Net Cash Proceeds of asset dispositions or condemnation or casualty), (ii) Investments permitted under Section 5.02(f)(vii), together with fees, costs, expenses and other payments relating to such Investments (including employee compensation) as permitted under such Section (in each case to the extent not financed with funded Debt or reinvestments of Net Cash Proceeds of asset dispositions or condemnation or casualty) in such period, (iii) (x) the principal amortization during such period with respect to Debt for Borrowed Money permitted hereunder and (y) all regularly scheduled principal payments and voluntary principal prepayments under the Term Facility and (iv) the portion of Extraordinary Receipts received in such period and otherwise included in determining pre-tax net income in such period and paid by the Borrower pursuant to Section 2.06(b).
     “Existing Credit Agreement” means that certain Loan and Security Agreement dated as of November 18, 2003 by and among the Borrower, the other co-borrowers named therein and General Electric Capital Corporation, as such agreement may be amended from time to time.
     “Existing Letters of Credit” means those letters of credit listed on Schedule 1.01.
     “Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, aggregate amount of tax refunds received in any one year exceeding $750,000, pension plan reversions, proceeds of insurance (including, without limitation, any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

     “Facility” means the Term Facility, the Revolving Credit Facility or the Letter of Credit Facility.
     “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
     “Fee Letter” means the fee letter dated May 11, 2007 between the Borrower, the Lead Arranger and the Administrative Agent, as amended.
     “Fiscal Year” means a fiscal year of the Parent and its Consolidated Subsidiaries ending on December 31 in any calendar year.
     “Fixed Charge Coverage Ratio” means, for any Measurement Period, the ratio of (a) Consolidated EBITDA minus Capital Expenditures permitted hereunder (to the extent not financed with Funded Debt or reinvestments of Net Cash Proceeds of asset dispositions or condemnation or casualty) to (b) the sum of (i) interest payable on all Debt for Borrowed Money plus (ii) all regularly scheduled principal payments of all Debt for Borrowed Money payable, in each case, of or by Parent and its Subsidiaries for or during such Measurement Period (for the avoidance of doubt, regularly scheduled principal payments hereunder do not include mandatory prepayments pursuant to Section 2.06(b)); provided, however, that for purposes of calculating the amount of interest payable under this Agreement for purposes of this Ratio for the Measurement Period (A) ending September 30, 2007, such amount for such Measurement Period shall equal the amount of interest payable under this Agreement for the quarter ending September 30, 2007 multiplied by four; (B) ending December 31, 2007, such amount for such Measurement Period shall equal the amount of interest payable under this Agreement for the six-month period ending December 31, 2007 multiplied by two; and (C) ending March 31, 2008, such amount for such Measurement Period shall equal the amount of interest payable under this Agreement for the nine-month period ending March 31, 2008 multiplied by 4/3.
     “Fund” means any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     “Funded Debt” of any Person means Debt in respect of the Advances, in the case of the Borrower, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

     “GAAP” has the meaning specified in Section 1.03.
     “Governmental Authority” means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign.
     “Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.
     “Guaranteed Debt” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Guaranteed Debt shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranteed Debt is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guaranteed Debt) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.
     “Guarantors” means, collectively, Parent and the Additional Guarantors.
     “Guaranty” means, collectively, the guaranty by Parent under Article VIII hereof in favor of the Secured Parties and the Guaranty made by the other Guarantors in favor of the Secured Parties, substantially in the form of Exhibit E, together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j), in each case as amended, amended and restated, modified or otherwise supplemented.
     “Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.
          “Healthcare Law” means:
          (a) (i) the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b), (ii) the Stark Law (42 U.S.C. §1395nn and §1395(q)), (iii) the civil False Claims Act (31 U.S.C. §3729 et seq.), (iv) Sections 1320a-7a and 1320a-7b of Title 42 of the United States Code, (v) applicable state statutes similar to any of the foregoing and (vi) the regulations promulgated pursuant to such federal and state statutes;
          (b) the federal Food, Drug & Cosmetic Act (21 U.S.C. §§301 et seq.) and the regulations promulgated pursuant thereto;
          (c) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) and the regulations promulgated pursuant thereto;
          (d) laws, rules and regulations governing Medicare and Medicaid;
          (e) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated pursuant thereto;
          (f) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies;
          (g) any applicable law relating to the Borrower’s or any Subsidiary’s ownership, management or operation of a healthcare facility or business, or assets used in connection therewith;
          (h) any applicable law relating to the billing or submission of claims, collection of accounts receivable, underwriting the cost of, or provision of management or administrative services in connection with, any and all of the foregoing, by Parent or any of its Subsidiaries; and
          (i) any and all other applicable healthcare laws, regulations, manual provisions, policies and administrative guidance having the force of law with respect to each of (a) through (h) above, as may be amended from time to time.
          “Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.
          “Hedge Bank” means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.
          “Indemnified Party” has the meaning specified in Section 9.04(b).

     “Information” means, all information received from Parent or any of its Subsidiaries relating to Parent or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to or in the possession of the Administrative Agent, any Lender or the Issuing Bank or their Representatives on a non confidential basis prior to disclosure by Parent or any of its Subsidiaries; provided that, such information was or is clearly identified at the time of delivery as confidential or that is subsequently classified in a separate communication as confidential.
     “Information Memorandum” means the information memorandum dated May 2007 used by the Lead Arranger in connection with the syndication of the Commitments.
     “Initial Credit Agreement” has the meaning specified in the Preliminary Statements.
     “Initial Extension of Credit” means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.
     “Initial Lender” has the meaning specified in the Preliminary Statements.
     “Initial Pledge Debt” has the meaning specified in the Security Agreements.
     “Initial Pledged Equity” has the meaning specified in the Security Agreements.
     “Intellectual Property Security Agreement” means, collectively, the Canadian Intellectual Property Security Agreement and the U.S. Intellectual Property Security Agreement.
     “Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months or to the extent available to each Lender of such Eurodollar Rate Advance, twelve months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
     (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;
     (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

     (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and
     (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.
     “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
     “Investment” in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of “Debt” in respect of such Person.
     “Issuing Bank” means (i) CIT Healthcare LLC or (ii) any other Revolving Credit Lender agreeing to act in such capacity following the request of the Borrower made with the prior consent of the Administrative Agent.
     “L/C Disbursement” means a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit or a Letter of Credit Participation Agreement.
     “L/C Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit and Letter of Credit Participation Agreements at such time plus (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The L/C Exposure of any Revolving Credit Lender at any time shall be its Pro Rata Share of the total L/C Exposure at such time.
     “Lead Arranger” means CIT Capital Securities LLC.
     “Lender Party” means any Lender or the Issuing Bank.
     “Lenders” means the banks, financial institutions and other institutional lenders listed on the signature pages hereof as Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Lender or Person, as the case may be, shall be a party to this Agreement.
     “Letter of Credit” means any letter of credit issued pursuant to this Agreement, including the Existing Letter of Credit.

     “Letter of Credit Participation Agreement” has the meaning specified in Section 2.01(c).
     “Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.
     “Loan Documents” means (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letter, (vi) each Secured Hedge Agreement and (vii) each Letter of Credit Agreement, in each case as amended.
     “Loan Parties” means the Borrower and the Guarantors.
     “Majority Facility Lenders” means, with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Advances or the sum of the Revolving Credit Advances and the L/C Exposure, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the aggregate Revolving Credit Commitments).
     “Margin Stock” has the meaning specified in Regulation U.
     “Material Adverse Change” means any material adverse change in the business, financial condition, operations, performance or properties of Parent and its Subsidiaries, taken as a whole.
     “Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, operations, performance or properties of Parent and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Transaction Document or (c) the ability of any Loan Party to perform its Obligations under any Transaction Document to which it is or is to be a party.
     “Measurement Period” means each period of four consecutive fiscal quarters of Parent.
     “Medicaid” means, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. §§1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or guidelines pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.
     “Medicaid Regulations” means, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statutes succeeding thereto; (ii) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all

Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above; (iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and (iv) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (ii) above, in each case as may be amended, supplemented or otherwise modified from time to time.
     “Medical Reimbursement Programs” shall mean a collective reference to the Medicare and Medicaid programs and any other health care program operated by or financed in whole or in part by any foreign or domestic federal, state or local government.
     “Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. §§1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or guidelines pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.
     “Medicare Regulations” means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
     “Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
     “Net Cash Proceeds” means, (a) with respect to any sale, lease, transfer or other disposition of any asset of Parent or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to clause (i), (ii) or (v) of Section 5.02(e)), the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such sale, lease, transfer or other disposition (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Debt (other than Debt under the Loan Documents) that is secured by such asset and that is required to be repaid in connection with such sale, lease, transfer or other disposition thereof, (B) the reasonable and customary out-of-pocket costs, fees, commissions, premiums and expenses incurred by Parent or its Subsidiaries, and (C) federal, state, provincial, foreign and local taxes reasonably estimated (on a Consolidated basis) to be actually payable within the current or the immediately succeeding tax year as a result of any gain recognized in connection therewith and (D) a reasonable reserve (which reserve shall be deposited into an escrow account with the Collateral Agent) for any purchase price adjustment or any indemnification payments (fixed and contingent) attributable to the seller’s obligations to the purchaser undertaken by the Parent or any of its Subsidiaries in connection with such sale, lease, transfer or other disposition (but excluding any purchase price adjustment or any indemnity that, by its terms, will not under any circumstances be made prior to the final maturity of the Term Facility); provided, however, that Net Cash Proceeds shall not include any such amounts to the extent such amounts are reinvested in capital assets used or useful in the business of Parent and its Subsidiaries within 6 months after the date of receipt thereof;
     (b) with respect to the incurrence or issuance of any Debt by Parent or any of its Subsidiaries (other than Debt incurred or issued pursuant to Section 5.02(b)), the excess of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) the underwriting discounts and commissions or other similar payments, and other out-of-pocket costs, fees, commissions, premiums and expenses incurred by Parent or any of its Subsidiaries in connection with such incurrence or issuance to the extent such amounts were not deducted in determining the amount referred to in clause (i);
     (c) with respect to the sale or issuance of any Equity Interests (including, without limitation, the receipt of any capital contribution) by the Parent, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such sale or issuance over (ii) the underwriting discounts and commissions or similar payments, and other out-of-pocket costs, fees, commissions, premiums and expenses, incurred by the Parent or any of its Subsidiaries in connection with such sale or issuance to the extent such amounts were not deducted in determining the amount referred to in clause (i); provided, however, that Net Cash Proceeds shall not include any funds received in connection with the exercise of stock options granted to employees or directors of the Parent or any of its Subsidiaries; and
     (d) with respect to any Extraordinary Receipt that is not otherwise included in clause (a), (b) or (c) above, the sum of the cash and Cash Equivalents received in connection therewith; provided, however, that Net Cash Proceeds shall not include any such amounts to the extent such amounts are reinvested in capital assets used or useful in the business of Parent and its Subsidiaries within 6 months after the date of receipt thereof.

     “Note” means a Term Note or a Revolving Credit Note.
     “Notice of Borrowing” has the meaning specified in Section 2.02(a).
     “Notice of Issuance” has the meaning specified in Section 2.03(a).
     “NPL” means the National Priorities List under CERCLA.
     “Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.
     “Offering Circular” means that certain Offer to Purchase for Cash distributed to Parent’s stockholders offering to repurchase up to 20,000,000 shares of Parent’s common stock.
     “Other Taxes” has the meaning specified in Section 2.12(b).
     “Parent” has the meaning specified in the Preliminary Statements.
     “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.
     “PBGC” means the Pension Benefit Guaranty Corporation (or any successor).
     “PPSA” means the Personal Property Security Act (Ontario) and any applicable equivalent personal property security legislation of any other province.
     “Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits in the ordinary course of business to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) deposits to secure the performance of bids, trade contracts and leases (other than Debt), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) Liens securing judgments (or the payment of money not constituting a Default under Section 6.01(g) or securing appeal or other surety bonds related to such judgments; and (f) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.
     “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
     “Plan” means a Single Employer Plan or a Multiple Employer Plan.
     “Platform” has the meaning specified in Section 9.02(b).
     “Pledged Debt” has the meaning specified in the Security Agreements.
     “Pledged Deposit Account” has the meaning specified in the Security Agreements.
     “Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.
     “Pro Rata Share” of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender’s Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination).
     “Redeemable” means, with respect to any Equity Interest, any such Equity Interest that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.
     “Register” has the meaning specified in Section 9.07(d).
     “Registrar” has the meaning specified in Section 9.07(d).
     “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     “Related Documents” means the Offering Circular and all other related documents, each of which shall be reasonably satisfactory to the Administrative Agent.
     “Representatives” has the meaning specified in Section 9.10.
     “Repurchase” has the meaning specified in the Preliminary Statements.
     “Required Lenders” means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender’s Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (C) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.
     “Requirement of Law” shall mean, as to any Person, (a) the partnership agreement, charter, certificate of incorporation, articles of incorporation, bylaws, operating agreement or other organizational or governing documents of such Person, (b) any federal, state or local law, treaty, ordinance, rule or regulation, and (c) any order, decree or determination of a court, arbitrator or other Governmental Authority; in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     “Responsible Officer” shall mean, as to any Person, either (a) its president, chief executive officer or chief financial officer, or (b) with respect to financial matters, its president, chief executive officer or chief financial officer.
     “Revolver Termination Date” means the earlier of (i) the fifth anniversary of the date hereof and (ii) the date of termination in whole of the Revolving Credit Commitments and the Letter of Credit Commitment pursuant to Section 2.05 or 6.01.
     “Revolving Credit Advance” has the meaning specified in Section 2.01(b).
     “Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.
     “Revolving Credit Commitment” means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Revolving Credit Commitment” or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Revolving Credit Commitment,” as such amount may be reduced at or prior to such time pursuant to Section 2.05.

     “Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.
     “Revolving Credit Lender” means any Lender that has a Revolving Credit Commitment.
     “Revolving Credit Note” means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances and Letter of Credit Advances made by such Lender, as amended.
     “S&P” means Standard & Poor’s, a division of the McGraw Hill Companies, Inc.
     “Secured Hedge Agreement” means any Hedge Agreement required or permitted under Article V that is entered into by and between the Borrower and any Hedge Bank.
     “Secured Obligations” has the meaning specified in Section 2 of the Security Agreements.
     “Secured Parties” means the Agents, the Lender Parties, and the Hedge Banks.
     “Securities Account” has the meaning specified in the Security Agreements.
     “Security Agreements” means, collectively, the Canadian Security Agreement and the U.S. Security Agreement.
     “Securitization” has the meaning specified in Section 9.07(j).
     “Securitization Liabilities” has the meaning specified in Section 9.07(j).
     “Securitization Party” has the meaning specified in Section 9.07(j).
     “Securitizing Party” has the meaning specified in Section 9.07(j).
     “Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.
     “Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
     “Subordinated Debt” means Debt subordinated to the obligations under this Agreement on terms reasonably satisfactory to the Required Lenders.
     “Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
     “Synthetic Debt” means, with respect to any Person, without duplication of any clause within the definition of “Debt,” all (a) Obligations of such Person under any lease that is treated as an operating lease for financial accounting purposes and a financing lease for tax purposes (i.e., a “synthetic lease”), (b) Obligations of such Person in respect of transactions entered into by such Person, the proceeds from which would be reflected on the financial statements of such Person in accordance with GAAP as cash flows from financings at the time such transaction was entered into (other than as a result of the issuance of Equity Interests) and (c) Obligations of such Person in respect of other transactions entered into by such Person that are not otherwise addressed in the definition of “Debt” or in clause (a) or (b) above that are intended to function primarily as a borrowing of funds (including, without limitation, any minority interest transactions that function primarily as a borrowing).
     “Taxes” has the meaning specified in Section 2.12(a).
     “Term Advance” has the meaning specified in Section 2.01(a).
     “Term Borrowing” means a borrowing consisting of simultaneous Term Advances of the same Type made by the Term Lenders.
     “Term Commitment” means, with respect to any Term Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Term Commitment” or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Term Commitment,” as such amount may be reduced at or prior to such time pursuant to Section 2.05.
     “Term Facility” means, at any time, the aggregate amount of the Term Lenders’ Term Commitments at such time.

     “Term Facility Termination Date” means the sixth anniversary of the date hereof.
     “Term Lender” means any Lender that has a Term Commitment.
     “Term Note” means a promissory note of the Borrower payable to the order of any Term Lender (or at a Term Lender’s request, payable to such Term Lender and its requested assigns), in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Advance made by such Lender, as amended.
     “Total Leverage Ratio” means, at any date of determination, the ratio of Consolidated Debt for Borrowed Money of Parent and its Subsidiaries at such date to Consolidated EBITDA of Parent and its Subsidiaries for the most recently completed Measurement Period.
     “Transaction” means the Repurchase and the other transactions contemplated by the Transaction Documents.
     “Transaction Documents” means, collectively, the Loan Documents and the Related Documents.
     “Type” refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.
     “U.S. Intellectual Property Security Agreement” has the meaning specified in the Security Agreement.
     “U.S. Security Agreement” has the meaning specified in Section 3.01(a)(iii).
     “Unused Revolving Credit Commitment” means, with respect to any Revolving Credit Lender at any time, (a) such Lender’s Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender’s Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time.
     “Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
     “Working Capital” shall mean the remainder of (a) current assets less Cash Equivalents minus (b) current liabilities less Debt referred to in subclause (a) of the definition thereof due within 12 months of the date of determination.

     SECTION 1.02 Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” References in the Loan Documents to any agreement or contract “as amended” shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.
     SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) (“GAAP”).
ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES
AND THE LETTERS OF CREDIT
     SECTION 2.01 The Advances and the Letters of Credit. (a) The Term Advances. Each Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a “Term Advance”) to the Borrower on the Effective Date in an amount not to exceed such Lender’s Term Commitment at such time. The Term Borrowing shall consist of Term Advances made simultaneously by the Term Lenders ratably according to their Term Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.
     (b) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a “Revolving Credit Advance”) to the Borrower from time to time on any Business Day during the period from the Effective Date until the Revolver Termination Date in an amount for each such Advance not to exceed such Lender’s Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender’s Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(b), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(b); provided, that the maximum amount of the Revolving Credit Borrowing on the Closing Date to be used to finance the Repurchase shall not exceed $10,000,000.
     (c) The Letters of Credit. Subject to the terms and conditions set forth herein, the Borrower may request, at the Issuing Bank’s option, the issuance of (i) Letters of Credit for the Borrower’s own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, or (ii) letter of credit participation agreements by the Issuing Bank, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank (each such letter of credit participation, a “Letter of Credit Participation Agreement”) to confirm payment to banks (whether or not such banks are Lenders) which issue letters of credit for the Borrower’s account.

In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank or any other Person relating to any Letter of Credit or Letter of Credit Participation Agreement, the terms and conditions of this Agreement shall control.
     SECTION 2.02 Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telecopier or electronic communication. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, or by telecopier or electronic communication, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 a.m. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower’s Account.
     (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $2,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or 2.10 and (ii) there shall not be at any time more than a total of ten different Interest Periods outstanding.
     (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

     (d) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of such Borrowing for all purposes.
     (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.
     SECTION 2.03 Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit) or a Letter of Credit Participation Agreement (or the amendment, renewal or extension of an outstanding Letter of Credit Participation Agreement), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit or a Letter of Credit Participation Agreement, or identifying the Letter of Credit or a Letter of Credit Participation Agreement to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit or such Letter of Credit Participation Agreement is to expire (which shall comply with paragraph (c) of this Section 2.03), the amount of such Letter of Credit or such Letter of Credit Participation Agreement, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit or such Letter of Credit Participation Agreement. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form and any other documentation deemed necessary by the Issuing Bank in connection with any request for a Letter of Credit or a Letter of Credit Participation Agreement. A Letter of Credit or a Letter of Credit Participation Agreement shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit and each Letter of Credit Participation Agreement the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $3,000,000 and (ii) the Letter of Credit or Letter of Credit Participation Agreement supports a transaction entered into by the Borrower in the ordinary course of business.

     (b) Expiration Date. Each Letter of Credit or Letter of Credit Participation Agreement shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of issuance of such Letter of Credit or Letter of Credit Participation Agreement (or, in the case of any renewal or extension thereof, one year after such renewal or extension); provided that a Letter of Credit or Letter of Credit Participation Agreement may provide that its expiration date shall be automatically extended (but not beyond the date specified in clause (ii) below) to a date not more than one year after the then outstanding expiration date unless, at least a specified number of days prior to such then existing expiration date, the Issuing Bank shall have given the beneficiary thereof notice, in a form that may be specified in such Letter of Credit or Letter of Credit Participation Agreement, that such expiration date shall not be so extended, and (ii) the thirtieth day prior to the fifth anniversary of the Effective Date.
     (c) Participations in Letters of Credit. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) or Letter of Credit Participation Agreement (or an amendment to a Letter of Credit Participation Agreement increasing the amount thereunder) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit or Letter of Credit Participation Agreement equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit or payable in respect of such Letter of Credit Participation Agreement. In consideration and in furtherance of the foregoing, each such Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Pro Rata Share of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower, up to an amount not to exceed such Lender’s Revolving Credit Commitment, on the date due as provided in paragraph (d) of this Section 2.03, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each such Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit and Letter of Credit Participation Agreements is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or Letter of Credit Participation Agreement or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
     (d) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit or Letter of Credit Participation Agreement, the Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent, for the account of the Issuing Bank, an amount equal to such L/C Disbursement not later than 12:00 noon, New York City time, on the date that such L/C Disbursement is made, if the Borrower shall have received notice of such L/C Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the date of receipt. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Pro Rata Share thereof. Promptly following receipt of such notice, each such Lender shall pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Pro Rata Share of the payment then due from the Borrower, in the same manner as provided in Section 2.02 with respect to Advances made by such Lender (and Section 2.02 shall apply, mutatis mutandi, to the payment obligations of such Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from such Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that such Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by such Lender pursuant to this paragraph to reimburse the Issuing Bank for any L/C Disbursement shall not constitute an Advance and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.
     (e) Obligations Absolute. The Borrower’s obligation to reimburse L/C Disbursements as provided in paragraph (d) of this Section 2.03 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or Letter of Credit Participation Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit or Letter of Credit Participation Agreement proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect (other than under circumstances which constitute gross negligence or willful misconduct on the part of the Issuing Bank as finally determined by a court of competent jurisdiction), (iii) payment of the Issuing Bank under a Letter of Credit or a Letter of Credit Participation Agreement against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or Letter of Credit Participation Agreement (other than under circumstances which constitute gross negligence or willful misconduct on the part of the Issuing Bank as finally determined by a court of competent jurisdiction), or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder (other than under circumstances which constitute gross negligence or willful misconduct on the part of the Issuing Bank as finally determined by a court of competent jurisdiction). Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or Letter of Credit Participation Agreement or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or Letter of Credit Participation Agreement (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank or the Administrative Agent; provided that the foregoing shall not be construed to excuse the Issuing Bank or the Administrative Agent from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit or Letter of Credit Participation Agreement comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank and the Administrative Agent shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in compliance with the terms of a Letter of Credit or Letter of Credit Participation Agreement, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit or Letter of Credit Participation Agreement.
     (f) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit or Letter of Credit Participation Agreement. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligations to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement.
     (g) Interim Interest. If the Issuing Bank shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Base Rate Advances under the Revolving Credit Facility; provided that, if the Borrower fails to reimburse such L/C Disbursement when due pursuant to paragraph (d) of this Section 2.03, then Section 2.07(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (b) of this Section 2.03 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
     SECTION 2.04 Repayment of Advances. (a) Term Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate outstanding principal amount of the Term Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.06):

Date	Amount
September 30, 2007	$212,500.00
December 31, 2007	$212,500.00
March 31, 2008	$212,500.00
June 30, 2008	$212,500.00
September 30, 2008	$212,500.00
December 31, 2008	$212,500.00

Date	Amount
March 31, 2009	$212,500.00
June 30, 2009	$212,500.00
September 30, 2009	$212,500.00
December 31, 2009	$212,500.00
March 31, 2010	$212,500.00
June 30, 2010	$212,500.00
September 30, 2010	$212,500.00
December 31, 2010	$212,500.00
March 31, 2011	$212,500.00
June 30, 2011	$212,500.00
September 30, 2011	$212,500.00
December 31, 2011	$212,500.00
March 31, 2012	$212,500.00
June 30, 2012	$212,500.00
September 30, 2012	$212,500.00
December 31, 2012	$212,500.00
March 31, 2013	$212,500.00
Term Facility Termination Date	$80,112,500.00
provided, however, that the final principal installment shall be repaid on the Term Facility Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term Advances outstanding on such date.
     (b) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Revolver Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.
     SECTION 2.05 Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least five Business Days’ notice to the Administrative Agent, terminate in whole or reduce in part the Letter of Credit Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.
     (b) Mandatory. The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.
     SECTION 2.06 Prepayments. (a) Optional. The Borrower may, upon at least five Business Days’ notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Each such partial prepayment of any Term Advances shall be applied as specified by the Borrower in such notice or if not specified to reduce the principal amortization payments that are scheduled to become due within twelve months from the date of such prepayment with any balance of such prepayment to be applied to the remaining principal maturities of the Term Advances in the inverse order of such maturities.
          (b) Mandatory. (i) The Borrower shall, on the 90th day following the end of each Fiscal Year, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to (x) 50% of the amount of Excess Cash Flow for such Fiscal Year or (y) 25% of the amount of Excess Cash Flow for such Fiscal Year if the Total Leverage Ratio for such Fiscal Year is less than or equal to 2.50 to 1.00.
               (ii)  (A) If any Loan Party or any of its Subsidiaries Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 5.02(e)(i), (ii), (iv), (v) or (vi) and sales or issuances by the Parent of its Equity Interests referred to in clause (iii) below), which result in Net Cash Proceeds received in excess of $1,500,000 in any Fiscal Year the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all such Net Cash Proceeds immediately upon receipt thereof by such Loan Party or such Subsidiary; provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.06(b)(ii), at the option of the Borrower (as elected by the Borrower in writing to the Administrative Agent on or prior to the date of such Disposition), and so long as no Default shall have occurred and be continuing, such Loan Party or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as, within 365 days following receipt of such Net Cash Proceeds, the purchase of such assets with such proceeds shall have been consummated (as certified by the Borrower in writing to the Administrative Agent); provided further, however, that any Net Cash Proceeds not so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.06.
                (B) If Borrower or Parent makes a Disposition pursuant to Section 5.02(e)(iv), the Borrower from time to time shall prepay an aggregate principal amount of Loans equal to 50% of all Net Cash Proceeds received from each such Disposition immediately upon receipt thereof by Borrower or Parent.
               (iii) Upon the sale or issuance by Parent of any of its Equity Interests (other than (A) sales or issuances of Equity Interests in connection with customary compensation or benefit programs or (B) sales or issuance of Equity Interests in connection with mergers or acquisitions permitted under Section 5.02(f)(vi)), the Borrower shall prepay an aggregate principal amount of Loans equal to 50% of all Net Cash Proceeds received therefrom immediately upon receipt thereof.
               (iv) Upon the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 5.02(b)), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary.
     (v) Upon the receipt of any proceeds from an Extraordinary Receipt not otherwise included in this Section 2.06(b), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary; provided, however, that with respect to any proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments, at the option of the Borrower (as elected by the Borrower in writing to the Administrative Agent on or prior to the date of receipt of such insurance proceeds, condemnation awards or indemnity payments), and so long as no Default shall have occurred and be continuing, such Loan Party or such Subsidiary may apply within 365 days after the receipt of such cash proceeds to replace or repair the equipment, fixed assets or real property in respect of which such cash proceeds were received; provided further, however, that any cash proceeds not so applied shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.06.
     (vi) Each prepayment of Loans pursuant to this Section 2.06(b) shall be applied (A) first, to each of the Term Facility and the principal repayment installments thereof on a pro rata basis, (B) second, to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full (without any reduction in the Revolving Credit Commitments) and (C) if all such Advances have been paid, to cash collateralize all outstanding Letters of Credit.
     (vii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings and the Letter of Credit Advances in an amount equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances and (y) the Letter of Credit Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Facility on such Business Day.
     (viii) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the Pledged Deposit Account[s] an amount sufficient to cause the aggregate amount on deposit in the Pledged Deposit Account[s] to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.
     (ix) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any amounts owing pursuant to Section 9.04(c).
     (x) Notwithstanding anything contained herein to the contrary, Section 2.06(b)(ii) – (v) shall not apply to any of the following transactions:

               (A) incurrence of trade payables;
               (B) vendor or leasehold financing; or
               (C) distributions or dividends paid to minority partners or received from majority owners governed by existing operating agreements or practice.
     SECTION 2.07 Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:
          (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.
          (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.
     (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the request of the Required Lenders shall, require that the Borrower pay interest (“Default Interest”) on (i) the unpaid principal amount of each Advance owing to each Lender Party, payable in arrears on the dates referred to in clause (i) or (ii) of Section 2.07(a), as applicable, and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (i) or (ii) of Section 2.07(a), as applicable, and (ii) to the fullest extent permitted by applicable law, the amount of any interest, fee or other amount payable under this Agreement or any other Loan Document to any Agent or any Lender Party that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (i) of Section 2.07(a); provided, however, that following the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Administrative Agent.

     (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of “Interest Period,” the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.
     SECTION 2.08 Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Revolving Credit Lenders a commitment fee, from June 20, 2007 in the case of the Initial Lender, the date hereof in the case of each other Revolving Credit Lender party to this Agreement as of the date hereof and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Revolving Credit Lender in the case of each other Revolving Credit Lender until the Revolver Termination Date, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2007, and on the Revolver Termination Date, at the rate of 0.35% per annum on the average daily unused portion of each Revolving Credit Lender’s average daily Unused Revolving Credit Commitment during such period.
     (b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2007, and on the earliest to occur of the full drawing, expiration, termination or cancellation of each Letter of Credit and on the Revolver Termination Date, equal to such Lender’s Pro Rata Share of the average daily Available Amount of such Letter of Credit during such quarter times the Applicable Margin for Eurodollar Rate Advances under the Revolving Credit Facility. Upon the occurrence and during the continuance of a Default, the amount of commission payable by the Borrower under this clause (b)(i) shall be increased by 2% per annum.
          (ii) The Borrower shall pay to the Issuing Bank, for its own account, such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.
     (c) Agents’ Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be mutually agreed between the Borrower and such Agent, including without limitation such fees set forth in the Fee Letter.
     SECTION 2.09 Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.
          (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances under the Term Facility or under the Revolving Credit Facility shall be reduced, by payment or prepayment or otherwise, to less than $2,000,000, such Advances shall automatically Convert into Base Rate Advances.
               (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.
               (iii) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.
          SECTION 2.10 Increased Costs, Etc. (a) (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or Letter of Credit Participation Agreements (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; and provided, however, that the Borrower shall not be responsible for costs under this Section 2.10(a) arising more than 180 days prior to receipt by the Borrower of the demand from the affected Lender Party pursuant to this Section 2.10(a); and provided further that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such

Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.
     (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any Person controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party’s commitment to lend or to issue or participate in Letters of Credit or Letter of Credit Participations hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit or Letter of Credit Participation Agreements (or similar Guaranteed Debts), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party’s commitment to lend or to issue or participate in Letters of Credit or Letter of Credit Participation Agreements hereunder or to the issuance or maintenance of or participation in any Letters of Credit or Letter of Credit Participation Agreements; provided, however, that the Borrower shall not be responsible for costs under this Section 2.10(b) arising more than 180 days prior to receipt by the Borrower of the demand from the affected Lender Party pursuant to this Section 2.10(b). A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.
     (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the commercially reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.
     (d) In the event that any Lender Party demands payment of costs or additional amounts pursuant to this Section 2.10 or Section 2.12 or asserts, pursuant to Section 2.10(c), that it is unlawful for such Lender Party to make Eurodollar Rate Advances or becomes a Defaulting Lender then (subject to such Lender Party’s right to rescind such demand or assertion within 10 days after the notice from the Borrower referred to below) the Borrower may, upon 20 days’ prior written notice to such Lender Party and the Administrative Agent, elect to cause such Lender Party to assign its Advances and Commitments in full to one or more Persons selected by the Borrower so long as (i) each such Person satisfies the criteria of an Eligible Assignee and is reasonably satisfactory to the Administrative Agent, (ii) such Lender Party receives payment in full in cash of the outstanding principal amount of all Advances made by it and all accrued and unpaid interest thereon and all other amounts due and payable to such Lender Party as of the date of such assignment (including, without limitation, amounts owing pursuant to Sections 2.10, 2.12 and 8.04) and (iii) each such assignee agrees to accept such assignment and to assume all obligations of such Lender Party hereunder in accordance with Section 9.07.
     SECTION 2.11 Payments and Computations. (a) The Borrower shall make each payment hereunder and under the other Loan Documents, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 a.m. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the other Loan Documents to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the other Loan Documents in respect of the interest assigned thereby to the assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
     (b) The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or under the other Loan Documents to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower’s accounts with such Lender Party or such Affiliate any amount so due.
     (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.
     (d) Whenever any payment hereunder or under the other Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or letter of credit fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
     (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.
     (f) If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, unless otherwise directed by the Lender Parties, the Administrative Agent, after the payment of all expenses due under the Loan Documents, shall distribute such funds to each of the Lender Parties in accordance with such Lender Party’s pro rata share of the sum of (i) the aggregate principal amount of all Advances outstanding at such time and (ii) the aggregate Available Amount of all Letters of Credit outstanding at such time, in payment of such of the outstanding Advances or other Obligations then owing to such Lender Party.
     SECTION 2.12 Taxes. (a) Any and all payments by any Loan Party to or for the account of any Lender Party or any Agent hereunder or under any other Loan Document shall be made, in accordance with Section 2.11 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under any other Loan Document being hereinafter referred to as “Taxes”). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender Party or any Agent, (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
     (b) In addition, each Loan Party shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as “Other Taxes”).
     (c) The Loan Parties shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.
     (d) Within 30 days after the date of any payment of Taxes, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the other Loan Documents by or on behalf of a Loan Party through an account or branch outside the United States or by or on behalf of a Loan Party by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.12, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.
     (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender Party party to this Agreement as of the date hereof and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service Forms W-8BEN or W-8EC1 or (in the case of a Lender Party that has certified in writing to the Administrative Agent that it is not (i) a “bank” as defined in Section 881(c)(3)(A) of the Internal Revenue Code), (ii) a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of any Loan Party or (iii) a controlled foreign corporation related to any Loan Party (within the meaning of Section 864(d)(4) of the Internal Revenue Code), Internal Revenue Service Form W-8BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or any other Loan Document or, in the case of a Lender Party that has certified that it is not a “bank” as described above, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8EC1 or the related certificate described above, that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.
     (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.
     SECTION 2.13 Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the other Loan Documents at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the other Loan Documents at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party’s ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party’s ratable share (according to the proportion of (i) the amount of such other Lender Party’s required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Loan Parties agree that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Loan Parties in the amount of such interest or participating interest, as the case may be.
     SECTION 2.14 Use of Proceeds. The proceeds of the Term Advance shall be available (and the Borrower agrees that it shall use such proceeds) to distribute to Parent to fund the Repurchase and for additional repurchases by Parent of shares of its common stock and, if all such proceeds are not needed for such distribution, for working capital and to pay transaction fees and expenses. The proceeds of the Revolving Credit Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely for working capital, capital expenditures, permitted acquisitions and general corporate purposes for the Borrower and its Subsidiaries and up to $10,000,000 on the Closing Date to distribute to Parent to fund the Repurchase.
     SECTION 2.15 Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.
     (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties in the following order of priority:
          (i) first, to the Agents for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;
          (ii) second, to the Issuing Bank for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Bank;
          (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties; and

          (iv) last, to such Defaulting Lender.
Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b) shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.
     (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with a commercial bank selected by the Administrative Agent (the “Escrow Bank”), in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Escrow Bank’s standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:
          (i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such respective amounts then due and payable to the Agents;
          (ii) second, to the Issuing Bank for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such respective amounts then due and payable to the Issuing Bank;
          (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and
          (iv) fourth, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.
     (d) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.
     SECTION 2.16 Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Revolving Credit Note and a Term Note, as applicable, in substantially the form of Exhibits A-1 and A-2 hereto, respectively, payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment and the Term Advances, respectively, of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.
     (b) The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party’s share thereof.
     (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or in such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

ARTICLE III
CONDITIONS TO EFFECTIVENESS AND OF LENDING AND
ISSUANCES OF LETTERS OF CREDIT
          SECTION 3.01 Conditions Precedent. Section 2.01 of this Agreement shall become effective on and as of the first date on or before July 2, 2007 (the “Effective Date”) on which the following conditions precedent have been satisfied (and the obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit or a Letter of Credit Participation Agreement on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of such conditions precedent before or concurrently with the Effective Date):
          (a) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:
          (i) Executed counterparts of this Agreement and the Guaranty.
          (ii) The Notes payable to the order of the Lenders to the extent requested by the Lenders pursuant to the terms of Section 2.16.
          (iii) A security agreement in substantially the form of Exhibit D-1 hereto (the “U.S. Security Agreement”) and a security agreement substantially in the form of Exhibit D-2 hereto (the “Canadian Security Agreement”), each duly executed by the applicable Loan Party, together with:
          (A) certificates representing the Initial Pledged Equity (to the extent certificated) referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Initial Pledged Debt referred to therein, endorsed in blank,
          (B) financing statements in form appropriate for filing under the Uniform Commercial Code or PPSA, as applicable, of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreements, covering the Collateral described in the Security Agreements,
          (C) the Intellectual Property Security Agreements duly executed by the applicable Loan Party,
          (D) evidence of the completion of all other recordings and filings of or with respect to the Security Agreements that the Administrative Agent may deem necessary or desirable in order to perfect and protect the security interest created thereunder,
          (E) evidence of the insurance required by the terms of the Security Agreements, and

          (F) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreements has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements, PPSA discharge statements and landlords’ and bailees’ waiver and consent agreements).
          (iv) Certified copies of the resolutions of the Board of Directors (or equivalent entity) of each Loan Party (and to the extent required by the constituent documents of such Loan Party, the written consent of each of the holders of the Equity Interests of such Loan Party) approving the Transaction and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transaction and each Transaction Document to which it is or is to be a party.
          (v) A copy of a certificate of the Secretary of State of the jurisdiction of organization of each Loan Party (or certificate of status in respect of Parent and other Canadian Loan Parties), dated reasonably near the Effective Date, certifying (A) as to a true and correct copy of the constituent documents of such Loan Party and each amendment thereto on file in such Secretary’s office and that such amendments are the only amendments to such Loan Party’s constituent documents on file in such Secretary’s office, and (B) that such Loan Party is duly organized and in good standing or presently subsisting under the laws of the State of the jurisdiction of its organization.
          (vi) A certificate of each Loan Party signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (A) the absence of any amendments to the constituent documents of such Loan Party since the date of the Secretary of State’s certificate referred to in Section 3.01(a)(v), (B) a true and correct copy of the organizational documents of such Loan Party as in effect on the Effective Date, (C) the due incorporation and good standing or valid existence of such Loan Party as an entity organized under the laws of the jurisdiction of its organization, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Effective Date and (E) in the case of the certificate from the Borrower, the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.
          (vii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.
          (viii) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties,

together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request.
          (ix) A certificate substantially the form of Exhibit F hereto, in form and substance satisfactory to the Lender Parties, attesting to the Solvency of the Loan Parties taken as a whole before and after giving effect to the Transaction, from its Chief Financial Officer.
          (x) Evidence of insurance naming the Collateral Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties, including, without limitation, business interruption insurance.
          (xi) Favorable opinions of Torys LLP, Canadian counsel to Parent and other Canadian Loan Parties, and Husch & Eppenberger, LLC, U.S. counsel for the other Loan Parties, substantially in the forms of Exhibit G-1 and G-2, respectively, hereto.
          (b) Before giving effect to the Transaction, there shall have occurred no Material Adverse Change in Parent and its Subsidiaries, taken as a whole, since December 31, 2006.
          (c) There shall exist no action, suit, investigation, litigation or proceeding affecting Parent or any of its Subsidiaries pending or threatened before any Governmental Authority that (i) would be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 4.01(f) hereto (the “Disclosed Litigation”) or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, and there shall have been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.
          (d) All Governmental Authorizations and third party consents and approvals necessary in connection with the Transaction shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect; all applicable waiting periods in connection with the Transaction shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.
          (e) The Borrower shall have paid all accrued fees of the Agents and the Lender Parties and all accrued expenses of the Agents.
          (f) The Total Leverage Ratio for the 12-month period ending March 31, 2007 (prepared on a pro-forma basis as if the Transaction and the funding of the Facilities had occurred at the beginning of such 12-month period) shall not exceed (i) 3.40 to 1.00 if a Revolving Credit Borrowing of not less than $10,000,000 is made on the Closing Date and (ii) 3.10 to 1.00 if no Revolving Credit Borrowing is made on the Closing Date and with such ratio to be ratably adjusted to the extent that the Revolving Credit Borrowing on the Closing Date is less than $10,000,000.
          (g) The Administrative Agent shall have received a pay-off letter, satisfactory to it, with respect to the Existing Credit Agreement, which letter will provide upon the payment of the amounts referred to therein, the Existing Credit Agreement shall be terminated, all liens and other encumbrances granted thereunder shall be released and all commitments thereunder shall be terminated.
          (h) Evidence of receipt of a corporate rating for the Borrower from S&P and a corporate family rating from Moody’s, together with ratings for the Facilities from S&P and Moody’s.
          (i) Balance sheet and income statement of Parent for the quarter ending March 31, 2007 and the month ending April 30, 2007 (if such statements for April 2007 are available prior to the Closing Date) and a detailed business plan or projections for Parent for the years 2007 through 2011 and for the eight quarters beginning with the second quarter of 2007, in each case in form and substance satisfactory to the Administrative Agent
          SECTION 3.02 Conditions Precedent to Each Borrowing and Issuance and Renewal. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal (a) the following statements shall be true and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true:
          (i) the representations and warranties of each Loan Party contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date; and
          (ii) no Default has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom;
and (b) the Administrative Agent shall have received such other approvals, opinions or documents as the Required Lender through the Administrative Agent may reasonably request.
          SECTION 3.03 Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender

Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Effective Date specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party’s ratable portion of such Borrowing.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
          SECTION 4.01 Representations and Warranties of Parent. Parent represents and warrants as follows:
          (a) Each Loan Party and each of its Subsidiaries (i) is a corporation, limited liability company, limited liability partnership or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified and in good standing as a foreign corporation or company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate, limited liability company, limited liability partnership or partnership (as applicable) power and authority (including, without limitation, all Governmental Authorizations to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests of the Borrower have been validly issued, are fully paid and non-assessable and are owned by Parent free and clear of all Liens, except those created under the Collateral Documents.
          (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Loan Parties, showing as of the date hereof (as to each Loan Party) the jurisdiction of its organization, the address of its principal place of business and its U.S. taxpayer identification number. The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 3.01(a)(v) is a true and correct copy of each such document, each of which is valid and in full force and effect. All of the outstanding Equity Interests in each Loan Party’s Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents or under applicable law or under the charter, bylaws, limited liability company agreement, partnership agreement or other constituent documents of such Loan Party.
          (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party’s corporate, limited liability company, limited liability partnership or limited partnership (as applicable) powers, have been duly authorized by all necessary corporate, limited liability company, limited liability partnership or limited partnership (as applicable) action, and do not (i) contravene such Loan Party’s charter, bylaws, limited liability company agreement, partnership agreement or other constituent documents, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.
          (d) No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the filings required to perfect security interests under the Collateral Documents. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.
          (e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.
          (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or to the knowledge of Parent, threatened before any Governmental Authority or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, and there has been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.
          (g) The Consolidated and, if otherwise provided, consolidating balance sheets of Parent and its Subsidiaries as at December 31, 2006, and the related Consolidated and, if otherwise provided, consolidating statements of income and Consolidated statement of cash flows of Parent and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Ernst & Young, LLP, independent public accountants, and the Consolidated and, if otherwise provided, consolidating balance sheets of Parent and its Subsidiaries as at March 31, 2007, and the related Consolidated and, if otherwise provided, consolidating statements of income and Consolidated statement of cash flows of Parent and its Subsidiaries for the three months then ended, duly certified by the Chief Financial Officer of Parent, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at March 31, 2007, and said statements of income and cash flows for the three months then ended, to year end audit adjustments and the absence of footnotes, the Consolidated and, if otherwise provided, consolidating financial condition of Parent and its Subsidiaries as at such dates and the Consolidated and, if otherwise provided, consolidating results of operations of Parent and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 2006, there has been no Material Adverse Change.
          (h) The Consolidated and, if otherwise provided, consolidating forecasted balance sheets, statements of income and statements of cash flows of Parent and its Subsidiaries delivered to the Lender Parties were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s best estimate of its future financial performance, it being acknowledged and agreed that the Loan Parties do not guaranty the realization or achievement of any forecasts or forward-looking statements delivered to the Administrative Agent and the Lenders Parties pursuant to this Section 4.01(h).
          (i) Neither the Information Memorandum nor any other written information, exhibit or report furnished by or on behalf of any Loan Party (at such Loan Party’s explicit direction) to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading, it being acknowledged and agreed that the Loan Parties do not guaranty the realization or achievement of any forecasts or forward-looking statements delivered to the Administrative Agent and the Lenders Parties pursuant to this Section 4.01(i).
          (j) No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock except for the Repurchase, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.
          (k) Neither any Loan Party nor any of its Subsidiaries is an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” as such terms are defined in the Public Utility Holding Company Act of 2005, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Transaction

Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder or equivalent under the applicable securities laws of other jurisdictions.
          (l) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would be reasonably likely to have a Material Adverse Effect.
          (m) [Intentionally omitted.]
          (n) The Loan Parties, taken as a whole, are Solvent.
          (o) No Loan Party nor any ERISA Affiliate maintains, sponsors, participates in or contributes to any pension plan which is subject to Title IV of ERISA or Section 412 of the Code, any Plan or Multiemployer Plan; no Loan Party nor any ERISA Affiliate has incurred any material liability under Title I or Title IV of ERISA for which any Loan Party could reasonably be expected to be liable; and no condition exists that would reasonably be expected to subject any Loan Party to any material tax, fine, lien or other liability imposed by ERISA, the Internal Revenue Code or other applicable law with respect to any pension plan.
          (p) (i) To the knowledge of the executive officers of Parent, except as otherwise set forth on Part I of Schedule 4.01(p) hereto, the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that would be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.
          (ii) To the knowledge of the executive officers of Parent, except as otherwise set forth on Part II of Schedule 4.01(p) hereto, none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.
          (iii) To the knowledge of the executive officers of Parent, except as otherwise set forth on Part III of Schedule 4.01(p) hereto, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.
          (q) Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.
          (r) Set forth on Schedule 4.01(r) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.
          (s) Set forth on Schedule 4.01(s) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries (other than Investments in Loan Parties) on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.
          (t) Parent and its Subsidiaries (a) are not in violation of any applicable Requirement of Law, including any building, zoning, occupational safety and health, fair employment, equal opportunity, pension, environmental control, health care, certificate of need, health care facility licensing or similar federal, state or local law, ordinance or regulation, relating to the ownership or operation of their respective businesses or assets, (b) have not failed to obtain any license, permit, certificate or other governmental authorization necessary for the conduct of their businesses or the ownership and operation of their assets, (c) have not received any notice from any Governmental Authority, and to their knowledge no such notice is pending or threatened, alleging that Parent or any of its Subsidiaries has violated, or has not complied with, any Requirement of Law, condition or standard applicable with respect to any of the foregoing, and (d) are not a party to any agreement or instrument, or subject to any judgment, order, writ, rule, regulation, code or ordinance, except to the extent that any violation, noncompliance, failure, agreement, judgment, etc. as described in clauses (a) through (d) will not have a Material Adverse Effect.
          (u) Parent and its Subsidiaries have all licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations necessary for the lawful conduct of their respective businesses or operations wherever now conducted and as planned to be conducted, pursuant to all applicable statutes, laws, ordinances, rules and regulations of all Governmental Authorities having, asserting or claiming jurisdiction over Parent or any of its Subsidiaries or over any part of their respective operations, except to the extent that the cumulative effect of noncompliance with the foregoing will not have a Material Adverse Effect. Copies of all material licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations shall be provided to the Administrative Agent upon request. Neither Parent nor any of its Subsidiaries is in default under any of such licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations, and no event has occurred, and no condition exists, that with the giving of notice, the passage of time or both would constitute a default thereunder or would result in the suspension, revocation, impairment, forfeiture or non-renewal of any thereof, except to the extent that the cumulative effect of all such defaults, events, conditions, suspensions, revocations, impairments, forfeitures and non-renewals will not have a Material Adverse Effect. The continuation, validity and effectiveness of all such licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations will not be adversely affected by the transactions contemplated by this Agreement. Parent and its Subsidiaries know of no reason why they will not be able to maintain after the date hereof all licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations necessary or appropriate to conduct the businesses of Parent and its Subsidiaries as now conducted and presently planned to be conducted.
ARTICLE V
COVENANTS
          SECTION 5.01 Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, Parent will:
          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and Healthcare Laws.
          (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither Parent nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.
          (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither Parent nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.
          (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance (including, without limitation, business interruption) with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Parent or such Subsidiary operates.
          (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that Parent and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d); and provided further that neither Parent nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of Parent or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Parent, such Subsidiary or the Lender Parties.
          (f) Visitation Rights. At any reasonable time and from time to time but provided that at least 72 hours advance notice is given to Borrower, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Parent and any of its Subsidiaries, and to discuss the affairs, finances and accounts of Parent and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants; provided, however, that upon the occurrence and during the continuance of a Default, the Agents or any of the Lender Parties may do any of the foregoing at any time during normal business hours and without advance notice to Borrower.
          (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Parent and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.
          (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to Parent or such Subsidiary than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate and in connection therewith shall not, and shall not permit any of its Subsidiaries to, enter into any agreement requiring payments inconsistent with the foregoing, provided that the foregoing shall not apply to (i) transactions between Loan Parties and (ii) customary fees to, and indemnifications of, non-officer directors of the Loan Parties.
          (j) Covenant to Guarantee Obligations and Give Security. Upon (x) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or any such Subsidiary which on the date hereof is not an Additional Guarantor or (y) the acquisition of any property by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then in each case at the Borrower’s expense:
          (i) in connection with the formation or acquisition of a Subsidiary within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents,
          (ii) within 10 days after such formation or acquisition, furnish to the Collateral Agent a description of the real and personal properties of such Subsidiary or the real and personal properties so acquired, in each case in detail satisfactory to the Collateral Agent,
          (iii) within 15 days after (A) such acquisition of property by any Loan Party, duly execute and deliver, and cause each Loan Party to duly execute and deliver, to the Collateral Agent such additional mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of such Loan Party under the Loan Documents and constituting Liens on all such properties and (B) such formation or acquisition of any new Subsidiary, duly execute and deliver and cause such Subsidiary and each Loan Party acquiring Equity Interests in such Subsidiary to duly execute and deliver to the Collateral Agent mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance satisfactory to, the Collateral Agent, securing payment of all of the obligations of such Subsidiary or Loan Party, respectively, under the Loan Documents,
          (iv) within 30 days after such formation or acquisition, take, and cause each Loan Party and each newly acquired or newly formed Subsidiary to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms,
          (v) within 60 days after such formation or acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to (1) the matters contained in clauses (i), (iii) and (iv) above, (2) such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, (3) such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and (4) such other matters as the Collateral Agent may reasonably request,
          (vi) as promptly as practicable after such formation or acquisition, deliver, upon the request of the Collateral Agent in its sole discretion, to the Collateral Agent with respect to each parcel of real property owned or held by each Loan Party and each newly acquired or newly formed Subsidiary title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Collateral Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent,
          (vii) at any time and from time to time, promptly execute and deliver, and cause each Loan Party and each newly acquired or newly formed Subsidiary to execute and deliver, any and all further instruments and documents and take, and cause each Loan Party and each newly acquired or newly formed Subsidiary to take, all such other action as the Collateral Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements, and
          (viii) use commercially reasonable efforts to cause each non-wholly owned Subsidiary of any Loan Party which is not an Additional Guarantor on the date hereof to become as soon as practicable an Additional Guarantor and a party to the respective Security Agreement.
Provided, that notwithstanding anything to the contrary in this Section 5.01(j), Borrower shall be required only to use commercially reasonable efforts to cause each non-wholly owned Subsidiary or any Loan Party to comply with the provisions of this Section 5.01(j).

          (k) Further Assurances. (i) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof,
          (ii) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver any and all acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time (and consent to the Agents recording or filing such instrument) in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so,
          (iii) no later than 10 days following the Effective Date, Parent shall consummate the Repurchase in accordance with applicable law and on the terms described in the Offering Circular and the other Related Documents,
          (iv) no later than 30 days following the Effective Date (or such later date as the Administrative Agent may determine in its sole discretion), enter into the Deposit Account Control Agreements referred to in the Security Agreements, in form and substance satisfactory to the Administrative Agent,
          (v) no later than 30 days following the Effective Date (or such later date as the Administrative Agent may determine in its sole discretion), provide the Administrative Agent with a copy of the “Lenders Loss Payee” endorsement issued by the Borrower’s insurer, and
          (vi) no later than 30 days following the Effective Date (or such later date as the Administrative Agent may determine in its sole discretion), update Schedule I to the Security Agreement to the reasonable satisfaction of the Administrative Agent.
          (l) Performance of Related Documents. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Related Document.
          (m) Preparation of Environmental Reports. At the reasonable request of the Administrative Agent or the Collateral Agent from time to time, provide to the Lender Parties within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its or its Subsidiaries’ properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent and the Collateral Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent or the Collateral Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent or the Collateral Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and Parent hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Agents, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.
          (n) Healthcare Matters. Notify the Administrative Agent of (i)(A) any receipt by any Loan Party of notice of any investigation or audit, or pending or threatened proceedings relating to, any material violation by any Loan Party or any of its Subsidiaries of any Healthcare Law, including, without regard to materiality, (B) any investigation or audit or proceeding involving violation of any of the Medicare and/or Medicaid fraud and abuse provisions and (C) any criminal or civil investigation initiated, claim filed or disclosure required by the Office of the Inspector General, the Department of Justice, Centers for Medicare and Medicaid Services (formerly the Health Care Financing Administration), or any other governmental authority, and (ii) any receipt by any Loan Party of a written recommendation from any governmental authority or other regulatory body that any Loan Party should have its licensure, provider or supplier number or accreditation suspended, revoked, or limited in any material way, or have its eligibility to participate in Medicare, Medicaid or any other government program to accept assignments or rights to reimbursement under Medicaid, Medicare, or any other government program regulations suspended, revoked, or limited in any material way.
          (o) Control Account Agreements. Permit the aggregate amount of cash maintained by Parent and its Subsidiaries at any financial institution at any time to exceed $5,000 for more than one Business Day unless Parent or such Subsidiary, as the case may be, has (i) executed and delivered to the Administrative Agent an agreement, satisfactory in form and substance to the Administrative Agent and executed by a financial institution, (ii) and taken all other steps necessary or, in the opinion of the Administrative Agent, desirable to ensure that the Administrative Agent has a perfected security interest in such cash; provided, that if Parent or such Subsidiary is unable to obtain such agreement from such financial institution, Parent shall, or shall cause such Subsidiary to, promptly transfer all cash maintained at such financial institution to a financial institution from which Parent or such Subsidiary has obtained such an agreement; provided, further, that this subsection (o) shall not apply to local operating accounts of a Loan Party, maintained at a financial institution in which all funds therein are transferred at least weekly into an account subject to this subsection (o); provided, further, that with respect to Subsidiaries of Parent that are not wholly-owned Subsidiaries, this subsection (o) shall not apply to cash maintained at financial institutions by such entities that does not exceed an aggregate of (1) $10,000,000 at any time on or prior to the first anniversary of this Agreement, (2) $12,000,000 at any time after the first anniversary of this Agreement and prior to the second anniversary of this Agreement and (3) $15,000,000 thereafter.
          (p) Interest Rate Hedging. Enter into within 60 days of the Effective Date, and maintain at all times thereafter, interest rate Hedge Agreements with Persons acceptable to the Administrative Agent, covering a notional amount of not less than 50% the Term Facility and providing for such Persons to make payments thereunder for a period of no less than three years.
          (q) Maintenance of Ratings. Maintain corporate ratings for Borrower and the Facilities from Moody’s and S&P.
          SECTION 5.02 Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, Parent will not, at any time:
          (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code (or similar law) of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:
          (i) Liens created under the Loan Documents;
          (ii) Permitted Liens;
          (iii) Liens existing on the date hereof and described on Schedule 4.01(r) hereto;
          (iv) purchase money Liens upon or in real property or equipment acquired or held by Parent or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt hereafter incurred secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(iii) at any time outstanding; and
          (v) Liens arising under Capitalized Leases permitted under Section 5.02(b)(iii); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases.
          (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:
          (i) Debt under the Loan Documents,
          (ii) (x) unsecured Debt not to exceed in the aggregate $1,000,000 at any time outstanding and (y) unsecured Debt arising in respect of purchasing card and/or corporate credit card programs not to exceed in the aggregate $5,000,000 at any time outstanding ;
          (iii) (x) Capitalized Leases and Debt secured by purchase money Liens existing on the date hereof and Capitalized Leases and Debt secured by purchase money Liens hereafter incurred not to exceed an aggregate principal amount of $50,000,000 at any time outstanding, and (y) in the case of Capitalized Leases and Debt secured by purchase money Liens to which any Subsidiary of Parent is a party, Debt of Parent of the type described in clause (i) of the definition of “Debt” guaranteeing the Obligations of such Subsidiary under such Capitalized Leases and Debt secured by purchase money Liens;
          (iv) Debt in respect of Hedge Agreements designed to hedge against fluctuations in interest rates incurred in the ordinary course of business and consistent with prudent business practice;
          (v) Debt owed to the Borrower or a wholly owned Subsidiary of Parent, which Debt shall (x) in the case of Debt owed to a Loan Party, constitute Pledged Debt, (y) be on terms acceptable to the Administrative Agent and (z) be otherwise permitted under the provisions of Section 5.02(f);
          (vi) Debt of any Person that becomes a Subsidiary of Parent after the date hereof in accordance with the terms of Section 5.02(f), which Debt is existing at the time such Person becomes a Subsidiary of Parent (other than Debt incurred solely in contemplation of such Person becoming a Subsidiary of Parent);
          (vii) Debt in respect of the Existing Letters of Credit, and
          (viii) Debt not otherwise specified above and existing on the date hereof and described in Schedule 5.02(b) hereto.

          (c) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.
          (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:
          (i) any Subsidiary of Parent may merge into or consolidate with any other Subsidiary of Parent; provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of Parent; and provided further that, in the case of any such merger or consolidation to which a Guarantor is a party, the Person formed by such merger or consolidation shall be a Guarantor; and
          (ii) as part of any acquisition permitted under Section 5.02(f), any Subsidiary of Parent may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly owned Subsidiary of Parent; and provided further that, in the case of any merger or consolidation to which a Guarantor is a party, the Person formed by such merger or consolidation shall be a Guarantor; and
          (iii) as part of any sale or other disposition permitted under Section 5.02(e), any Subsidiary of Parent may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; and
          (iv) any of Parent’s Subsidiaries may merge into Parent;
provided, however, that in each case, immediately before and after giving effect thereto, no Default shall have occurred and be continuing and, in the case of any such merger to which Parent is a party, Parent is the surviving entity.
          (e) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire, or permit any of its Subsidiaries to grant any option or other right to purchase, lease or otherwise acquire, any assets, except:
          (i) sales of excess, obsolete or worn-out equipment in the ordinary course of its business;
          (ii) sales, transfers or other dispositions of assets among Loan Parties;
          (iii) sales, transfers or other dispositions of assets for fair value in an aggregate amount not to exceed $2,000,000 in any Fiscal Year;
          (iv) the sale, transfer or other disposition of all the shares owned by Parent and Borrower in OccuLogix, Inc;
          (v) the sale, transfer or other disposition by the Borrower of not more than an aggregate of 12% of the Equity Interests in DelVal ASC LLC;

          (vi) the sale of any assets (A) which constitute Cash Equivalents and (B) maintained in a Securities Account;
provided, that in the case of sales of assets pursuant to clauses (iii) and (iv) above, Parent shall, on the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances pursuant to, and in the amount and order of priority set forth in, Section 2.06(b).
          (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:
          (i) (A) Investments by Parent and its Subsidiaries in their Subsidiaries outstanding on the date hereof, (B) additional Investments by Parent and its Subsidiaries in Loan Parties and (C) additional Investments by Subsidiaries of Parent that are not Loan Parties in other Subsidiaries that are not Loan Parties;
          (ii) loans and advances to employees in the ordinary course of the business of Parent and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $50,000 at any time outstanding;
          (iii) Investments by Parent and its Subsidiaries in Cash Equivalents;
          (iv) Investments existing on the date hereof and described on Schedule 4.01(s) hereto;
          (v) Investments in Hedge Agreements permitted under Section 5.02(b)(iv);
          (vi) The purchase or other acquisition after the date hereof of Equity Interests in Persons that, both before and after giving effect thereto, are not Subsidiaries of the Parent; provided that the aggregate amount of all such purchases and acquisitions does not exceed $10,000,000; and
          (vii) the purchase or other acquisition of all of the Equity Interests in any Person that, upon the consummation thereof, will be a direct or indirect Subsidiary of the Parent (including, without limitation, as result of merger or consolidation) and the purchase or other acquisition by Parent or one or more of its Subsidiaries of all or substantially all of the property and assets of any Person; provided that, with respect to each purchase or other acquisition made pursuant to this clause (vii):
          (A) the Loan Parties and any such newly created or acquired Subsidiary shall comply with the requirements of Section 5.01(j);
          (B) the lines of business of the Person to be (or the property and assets of which are to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of Parent and its Subsidiaries in the ordinary course;

          (C) such purchase or other acquisition shall not include or result in any contingent liabilities (excluding any earnout obligations) that could reasonably be expected to be material to the business, financial condition, operations or prospects of Parent and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of Parent, if the board of directors is otherwise approving such transaction, or, in each other case, by the chief executive or financial officer of Parent);
          (D) the total cash and noncash consideration (including, without limitation, the fair market value of all Equity Interests issued or transferred to the sellers of such Person or assets, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers of such Person or assets, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith and all fees, costs and expenses relating thereto) paid by or on behalf of Parent and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of Parent and its Subsidiaries for all other purchases and other acquisitions made by Parent and its Subsidiaries pursuant to this clause (vi), shall not exceed $40,000,000 during any Fiscal Year and an aggregate of $125,000,000 during the term of this Agreement;
          (E) (1) immediately before and immediately after giving effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, Parent and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 5.04, such compliance to be determined on the basis of audited financial statements (or reviewed or compiled financial statements if audited financial statements are not available) of such Person or assets as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby; and
          (F) Parent shall have delivered to the Administrative Agent, on behalf of the Lender Parties, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (vii) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition.
          (g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in Parent, except (i) each Subsidiary of the Parent may make dividends or other distributions to each Loan Party and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of such Equity Interests and consistent with the constituent documents of such Subsidiary and its course of dealings with the owners of its Equity Interests and (ii) that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
          (A) each Subsidiary of Borrower may make dividends or other distributions to the Borrower and to any Subsidiaries of the Borrower that are Guarantors;
          (B) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
          (C) the Borrower may declare and pay cash dividends to Parent not to exceed $5,000,000 per year to permit Parent to pay (1) reasonable and customary corporate and operating expenses (including reasonable out-of-pocket expenses for legal, administrative and accounting services provided by third parties, and compensation, benefits and other amounts payable to officers and employees in connection with their employment in the ordinary course of business and to board of director observers) and (2) franchise fees or similar taxes and fees required to maintain its corporate existence; and
          (D) the Borrower may declare and pay cash dividends to Parent (1) so that Parent can purchase, redeem or otherwise acquire its shares of capital stock from present or former officers or employees of Parent or its Subsidiaries upon death, disability or termination of employment of such officer or employee or pursuant to the terms of any stock option plans or other similar instruments; provided that the aggregate amount of payments under this clause during any Fiscal Year shall not exceed $2,500,000 and (2) with the proceeds of the Facility as provided herein, so that Parent can purchase its shares of capital stock, including pursuant to the Repurchase.
          (h) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents other than as required by law or as does not have a materially adverse effect on the interests of the Lenders, in each case, as promptly disclosed to the Administrative Agent.
          (i) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles, or (ii) Fiscal Year.
          (j) Prepayments, Etc., of Debt. (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except the prepayment of the Advances in accordance with the terms of this Agreement or (ii) amend, modify or change in any manner any term or condition of any Subordinated Debt, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to Parent.
          (k) Amendment, Etc., of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.
          (l) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) agreements in favor of the Secured Parties or (ii) prohibitions or conditions under (A) any purchase money Debt permitted by Section 5.02(b)(ii) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt or (B) any Capitalized Lease permitted by Section 5.02(b)(iii) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto.
          (m) [Intentionally omitted.]
          (n) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.
          (o) Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by Parent and its Subsidiaries during any Fiscal Year to exceed $25,000,000; provided, that if as of the end of any Fiscal Year the Total Leverage Ratio is less than 2.5 to 1.0, then this limitation on Capital Expenditures shall not be applicable in the immediately succeeding Fiscal Year.
          (p) Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests to the Borrower or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or make Investments in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (A) the Loan Documents and (B) any agreement in effect at the time a Person first became a Subsidiary of Parent, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of Parent; provided, that this Section shall not limit the ability of any

Subsidiary to pay the Borrower or another Subsidiary for goods or services provided in the ordinary course of business.
          (q) ERISA. Maintain, sponsor, participate in or contribute to any pension plan which is subject to Title IV of ERISA or Section 412 of the Code, any Plan or Multiemployer Plan; and not incur any material liability under Title I or Title IV of ERISA for which any Loan Party could be liable, or permit any of its Subsidiaries or ERISA Affiliates to do any of the foregoing.
          SECTION 5.03 Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, Parent will furnish to the Agents and the Lender Parties:
          (a) Default Notice. As soon as possible and in any event within two days after any executive officer of Parent or Borrower is actually aware of the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of Parent setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.
          (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for Parent and its Subsidiaries, including therein Consolidated and, if otherwise provided, consolidating balance sheets of Parent and its Subsidiaries as of the end of such Fiscal Year and Consolidated and, if otherwise provided, consolidating statements of income and a Consolidated statement of cash flows of Parent and its Subsidiaries for such Fiscal Year, in each case accompanied by (i) an opinion as to such audit report of Ernst & Young, LLP or other independent public accountants of recognized standing acceptable to the Required Lenders and (ii) a report of such independent public accountants as to Parent’s internal controls required under Section 404 of the Sarbanes-Oxley Act of 2002, in each case certified in a manner to which the Required Lenders have not objected, together with (x) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of Parent and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (y) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04 (z) a certificate of the Chief Financial Officer of Parent stating that (1) no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that Parent has taken and proposes to take with respect thereto and (2) Parent and Borrower have paid to each appropriate taxing authority the full amount that each is required to pay in respect of income tax for such year.
          (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated and, if otherwise provided, consolidating balance sheets of Parent and its Subsidiaries as of the end of such quarter and Consolidated and, if otherwise provided, consolidating statements of income and Consolidated statement of cash flows of Parent and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated and, if otherwise provided, consolidating statements of income and a Consolidated statement of cash flows of Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer Parent as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that Parent has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by Parent in determining compliance with the covenants contained in Section 5.04.
          (d) Annual Budgets. As soon as available and in any event no later than 30 days after end of each Fiscal Year, the annual budgets prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a monthly basis for such Fiscal Year.
          (e) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto. Promptly after receipt thereof, notice of any Governmental Authority or other Person that such Governmental Authority or other Person has rescinded or not renewed, or intends to rescind or not renew, any material license, accreditations and approvals of any Governmental Authorities and all other Persons necessary any Loan Party or any of its Subsidiaries to own its assets or to carry on its business.
          (f) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.
          (g) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.
          (h) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.
          (i) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.
          (j) Real Property. As soon as available and in any event within 30 days after the end of each Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year.
          (k) Insurance. As soon as available and in any event no later than July 15th of each year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for Parent and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.
          (l) Casualty Losses. Promptly upon learning of any casualty loss or event not insured against in an amount in excess of $250,000, notice of such loss or event.
          (m) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request, including without limitation updating any information previously provided pursuant to Section 9.13 hereof.
          SECTION 5.04 Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, Parent will:
          (a) Total Leverage Ratio. Maintain as of the last day of each Measurement Period set forth below a Total Leverage Ratio of not more than the amount set forth below opposite such Measurement Period determined as of the last day of each such Measurement Period:

Measurement Period Ending	Ratio
September 30, 2007 through December 31, 2007	4.00 to 1.00
March 31, 2008	3.75 to 1.00
June 30, 2008 through December 31, 2008	3.50 to 1.00

Measurement Period Ending	Ratio
March 31, 2009 through December 31, 2009	3.25 to 1.00
March 31, 2010 and each Measurement Period thereafter	3.00 to 1.00
          (b) Fixed Charge Coverage Ratio. Maintain for each Measurement Period set forth below a Fixed Charge Coverage Ratio of not less than the amount set forth below for such Measurement Period:

Measurement Period Ending	Ratio
September 30, 2007 through March 31, 2008	0.95 to 1.00
June 30, 2008 through September 30, 2008	1.05 to 1.00
December 31, 2008 through June 30, 2009	1.20 to 1.00
September 30, 2009 and each Measurement Period thereafter	1.40 to 1.00
ARTICLE VI
EVENTS OF DEFAULT
          SECTION 6.01 Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:
          (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within five calendar days after the same shall become due and payable; or
          (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or
          (c) Parent shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(e) or (i), 5.02 (other than 5.02(o)) or 5.04; or

          (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) any executive officer of a Loan Party becomes actually aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or
          (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $500,000 either individually or in the aggregate for all such Loan Parties and Subsidiaries (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or
          (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or
          (g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $500,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) any non monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
          (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or
          (j) any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in Collateral purported to be covered thereby, except as otherwise provided in such Collateral Document; or
          (k) a Change of Control shall occur;
then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c)) and of the Issuing Bank to issue Letters of Credit and Letter of Credit Participation Agreements to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, (B) by notice to each party required under the terms of any agreement in support of which a Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c)) and of the Issuing Bank to issue Letters of Credit and Letter of Credit Participation Agreements shall automatically be terminated and (y) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.
          SECTION 6.02 Actions in Respect of the Letters of Credit and Letter of Credit Participation Agreements Upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent’s Office, for deposit in the Pledged Deposit Account[s], an amount equal to the aggregate Available Amount of all Letters of Credit and Letter of Credit Participation Agreements then outstanding; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, the Borrower shall be obligated to pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent’s Office, for deposit in the Pledged Deposit Account[s], an amount equal to the aggregate Available Amount of all Letters of Credit and Letter of Credit Participation Agreements then outstanding, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. If at any time the Administrative Agent or the Collateral Agent determines that any funds held in the Pledged Deposit Account[s] are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit and Letter of Credit Participation Agreements, the Borrower will, forthwith upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the Pledged Deposit Accounts, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the Pledged Deposit Account[s] that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit or Letter of Credit Participation Agreement for which funds are on deposit in the Pledged Deposit Accounts, such funds shall be applied to reimburse the Issuing Bank or Revolving Credit Lenders, as applicable, to the extent permitted by applicable law.
ARTICLE VII
THE AGENTS
          SECTION 7.01 Authorization and Action. (a) Each Lender Party (in its capacities as a Lender, the Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Obligations of the Loan Parties), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties, all Hedge Banks and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law.
          (b) In furtherance of the foregoing, each Lender Party (in its capacities as a Lender, the Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent shall be entitled to the benefits of this Article VII (including, without limitation, Section 7.05) as though the Collateral Agent were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.

          (c) Any Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder at the direction of the Administrative Agent) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.
          (d) With respect to the release of Collateral, the Lender Parties hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any property covered by this Agreement or the other Loan Documents or to release a Subsidiary from its obligations as Guarantor, if applicable, and to execute and deliver all documents referred to in Section 9.11 (i) upon termination or expiration of the Commitments, the payment and satisfaction of all Obligations arising with respect to the Advances (including, without limitation, all fees and expenses payable hereunder and under the other Loan Documents), the expiration or termination of all the Letters of Credit and all Letter of Credit Participation Agreements and the reimbursement of all L/C Disbursements; or (ii) constituting property being sold or disposed of in compliance with the provisions of the Loan Documents (and the Collateral Agent may rely in good faith conclusively on any certificate stating that the property is being sold or disposed of in compliance with the provisions of the Loan Documents, without further inquiry); provided, however, that (x) the Collateral Agent shall not be required to execute any release on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair any Liens upon all interests retained, all of which shall continue to constitute part of the Collateral covered by the Loan Documents.
          SECTION 7.02 Agents’ Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (c) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (d) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or electronic communication) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.03 CIT and Affiliates. With respect to its Commitments, the Advances made by it and any Notes issued to it, CIT and its Affiliates shall each have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though each were not an Agent; and the term “Lender Party” or “Lender Parties” shall, unless otherwise expressly indicated, include CIT and its Affiliates in their respective individual capacities. CIT and its Affiliates and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if CIT and its Affiliates were not Agents and without any duty to account therefor to the Lender Parties. No Agent shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as such Agent.
          SECTION 7.04 Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.
          SECTION 7.05 Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.
          (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.
          (c) For purposes of this Section 7.05, each Lender Party’s ratable share of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to such Lender Party, (ii) such Lender Party’s Pro Rata Shares of the L/C Exposure, (iii) the aggregate unused portions of such Lender Party’s Term Commitments at such time and (iv) such Lender Party’s Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of L/C Disbursements outstanding and owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender Party to reimburse any Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or the Issuing Bank, as the case may be, for such other Lender Party’s ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.
          SECTION 7.06 Successor Agents. Any Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders; provided, however, that any removal of the Administrative Agent will not be effective until it has also been replaced as Collateral Agent and Issuing Bank and released from all of its obligations in respect thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent as to such of the Facilities as to which such Agent has resigned or been removed. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a Lender or a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to all of the Facilities and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to less than all of the Facilities and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. If within 45 days after written notice is given of the retiring Agent’s resignation or removal under this Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent’s resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent’s resignation or removal hereunder as Agent as to any of the Facilities shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent as to such Facilities under this Agreement.
ARTICLE VIII
CONTINUING GUARANTY
          SECTION 8.01 Guaranty. Parent hereby absolutely, unconditionally and irrevocably guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, arising hereunder and under the other Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon Parent, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of Parent under this Guaranty, and Parent hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
          SECTION 8.02 Rights of Lenders. Parent consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the Issuing Bank and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, Parent consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Parent under this Guaranty or which, but for this provision, might operate as a discharge of Parent.
          SECTION 8.03 Certain Waivers. Parent waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower; (b) any defense based on any claim that Parent’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting Parent’s liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Parent expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations. As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 8.04 Obligations Independent. The obligations of Parent hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against Parent to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.
          SECTION 8.05 Foreign Currency Obligation. Parent will make payment relative to each Obligation in the currency (the “Original Currency”) in which the Borrower is required to pay such Obligation. If Parent makes payment relative to any Obligation to the Secured Parties in a currency (the “Other Currency”) other than the Original Currency (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment will constitute a discharge of the liability of Parent hereunder in respect of such

Obligation only to the extent of the amount of the Original Currency which the Secured Parties are able to purchase with the amount it receives on the date of receipt. If the amount of the Original Currency which the Secured Parties are able to purchase is less than the amount of such currency originally due to it in respect to the relevant Obligation, Parent will indemnify and save the Secured Parties harmless from and against any loss or damage arising as a result of such deficiency. This indemnity will constitute an obligation separate and independent from the other obligations contained in this Guaranty, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Secured Parties and will continue in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order.
          SECTION 8.06 Subrogation. Parent shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to Parent in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.
          SECTION 8.07 Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments and the Facilities with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or Parent is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of Parent under this paragraph shall survive termination of this Guaranty.
          SECTION 8.08 Subordination. Parent hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to Parent, other than those permitted pursuant to Section 5.02(g), whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to Parent as subrogee of the Secured Parties or resulting from Parent’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Borrower to Parent shall be enforced and performance received by Parent as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of Parent under this Guaranty.

          SECTION 8.09 Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against Parent or the Borrower under any Bankruptcy Laws, or otherwise, all such amounts shall nonetheless be payable by Parent immediately upon demand by the Secured Parties.
          SECTION 8.10 Condition of Borrower. Parent acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as Parent requires, and that none of the Secured Parties has any duty, and Parent is not relying on the Secured Parties at any time, to disclose to Parent any information relating to the business, operations or financial condition of the Borrower or any other guarantor (Parent waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).
ARTICLE IX
MISCELLANEOUS
          SECTION 9.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lender Parties (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time:
          (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02,
          (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate L/C Exposure that, in each case, shall be required for the Lenders or any of them to take any action hereunder,
          (iii) release one or more Guarantors (or otherwise limit such Guarantors’ liability with respect to the Obligations owing to the Agents and the Lender Parties under the Guaranties) if such release or limitation is in respect of all or substantially all of the value of the Guaranties to the Lender Parties,
          (iv) release all or substantially all of the Collateral in any transaction or series of related transactions, or
          (v) amend this Section 9.01,

          (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender Party specified below for such amendment, waiver or consent:
          (i) increase the Commitments of a Lender Party without the consent of such Lender Party;
          (ii) reduce the principal of, or stated rate of interest on, the Advances owed to a Lender Party or any fees or other amounts stated to be payable hereunder or under the other Loan Documents to such Lender Party without the consent of such Lender Party; or
          (iii) postpone any date scheduled for any payment of principal of, or interest on, the Advances pursuant to Section 2.04 or 2.07 or any date fixed for any payment of fees hereunder in each case payable to a Lender Party without the consent of such Lender Party;
and
          (c) no amendment, waiver or consent shall (i) unless in writing and signed by the Majority Facility Lenders with respect to the Revolving Credit Facility, amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 3.02 (including in connection with the waiver of compliance with any covenant or any Default or Event of Default) and (ii) unless in writing and signed by all Lenders under the respective Facility, reduce the percentage specified in the definition of Majority Facility Lenders with respect to such Facility;
provided further that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Bank, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.
          SECTION 9.02 Notices, Etc. All notices and other communications provided for hereunder shall be either (x) in writing (including telecopy or electronic communication) and mailed, telecopied or delivered or (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), in an electronic medium and delivered as set forth in Section 9.02(b), if to any Loan Party, to the Borrower at its address at 16305 Swingley Ridge Road, Suite 300, Chesterfield, Missouri 63017, Attention: Brian Andrew, Fax(636) 489-0206, E-mail Address: brian.andrew@tlcvision.com; if to any Lender Party party to this Agreement as of the date hereof, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Administrative Agent, at its address at 505 Fifth Avenue, New York, NY, 10017, Attention: Chief Risk Officer, Fax: (212) 771-9317, or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties; provided, however, that materials and information described in Section 9.02(b) shall be delivered to the Administrative Agent in accordance with the provisions thereof or as otherwise specified to the Borrower by the Administrative Agent. All such notices and other communications shall, when mailed, telecopied, or e-mailed, be effective when deposited in the mails, transmitted by telecopier or sent by electronic communication, respectively, except that notices and communications to any Agent pursuant to Article II, III or VII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes shall be effective as delivery of an original executed counterpart thereof.
          (a) Access to CIT’s System. The Administrative Agent shall provide to the Borrower access to CIT’s System during normal business hours, for the purpose of (i) obtaining information regarding loan balances; and (ii) if permitted by the Administrative Agent, making requests for Revolving Credit Advances. Such access shall be subject to the following terms, in addition to all terms set forth on the website for CIT’s system:
          (i) CIT shall provide to the Borrower an initial password for secured access to CIT’s System. The Borrower shall provide CIT with a list of officers and employees that are authorized from time to time to access CIT’s System, and the Borrower agrees to limit access to the password and CIT’s System to such authorized officers and employees. After the initial access, the Borrower shall be solely responsible for (A) changing and maintaining the integrity of the Borrower’s password and (B) any unauthorized use of the Borrower’s password or CIT’s System by any of the Borrower’s officers and employees.
          (ii) The Borrower shall use CIT’s System and the Borrower’s information thereon solely for the purposes permitted above, and shall not access CIT’s System for the benefit of third parties or provide any information obtained from CIT’s System to third parties. The Administrative Agent makes no representation that the loan balance information is or will be available, accurate, complete, correct or current at all times. CIT’s System may be inoperable or inaccessible from time to time, whether for required website maintenance, upgrades to CIT’s System, or for other reasons, and in any such event the Borrower must obtain loan balances information, and (if permitted by the Administrative Agent) make requests for Revolving Credit Advances using other available means.
          (iii) The Borrower hereby confirms and agrees that CIT’s System consists of proprietary software, data, tools, scripts, algorithms, business logic, website designs and interfaces and related intellectual property, information and documentation. CIT’s System and related intellectual property, information and documentation are the sole and exclusive property of the Administrative Agent, and the Borrower shall have no right, title or interest therein or thereto, except for the limited right to access CIT’s System for the purposes permitted above. Upon termination of this Agreement, the Borrower agrees to cease any use of CIT’s System.
          (b) The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a Conversion of an existing, Borrowing or other Extension of Credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other Extension of Credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to an electronic mail address specified by the Administrative Agent to the Borrower. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent. The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on IntraLinks or a substantially similar electronic transmission system (the “Platform”).
          (c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER PARTY OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
          (d) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender Party agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender Party for purposes of the Loan Documents. Each Lender Party agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender Party’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender Party to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
          SECTION 9.03 No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
          SECTION 9.04 Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for each Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).
          (b) The Borrower agrees to indemnify, defend and save and hold harmless each Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit or Letter of Credit Participation Agreements, the Transaction Documents or any of the transactions contemplated thereby, including, without limitation, the consummation of the Repurchase or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors, any Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. The Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit or Letter of Credit Participation Agreements, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.
          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(c), acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Borrower pursuant to Section 2.10(d), or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.
          (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.
          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.
          SECTION 9.05 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default or (b) the acceleration of the Advances due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such

Agent, such Lender Party or such Affiliate to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.
          SECTION 9.06 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Parent and each Agent and the Administrative Agent shall have been notified by each initial Lender Party that such initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, Parent, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender Party.
          SECTION 9.07 Assignments and Participations. (a) Each Lender may and, so long as no Default shall have occurred and be continuing, if demanded by the Borrower pursuant to Section 2.10(d) upon at least five Business Days’ notice to such Lender and the Administrative Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower) under each Facility for which a Commitment is being assigned, (ii) each such assignment shall be to an Eligible Assignee, (iii) each such assignment made as a result of a demand by the Borrower pursuant to Section 2.10(d) shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (iv) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to Section 2.10(d) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, and shall deliver any Note or Notes (if any) subject to such assignment (provided such delivery may occur after an assignment is effective), and shall pay a processing and recordation fee of $3,500; provided, however, that for each such assignment made as a result of a demand by the Borrower pursuant to Section 2.10(d), the Borrower shall pay to the Administrative Agent the applicable processing and recordation fee.
          (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s or Issuing Bank’s rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).
          (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.
          (d) The Loans shall be issued in registered form and shall be transferable only upon a register (the “Register”) maintained by the Administrative Agent as Registrar (the

“Registrar”), acting solely for this purpose as an agent of the Borrower. The Registrar shall maintain at its address referred to in Section 9.02 for the recordation of the names and addresses of the owners of the Loans and any related Notes from time to time. The Registrar shall record each transfer of the Loans and any related Notes to a transferee on the Registrar upon written notification by the registered owner of such transfer (with the Registrar being allowed to rely conclusively on any such notification). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and Lenders may deem and treat the Person whose name is recorded in the Register pursuant to the terms hereof as the owner of the Loans and any related Notes for the purpose of receiving payment of, or on account of, the principal and interest due on the Loans and any related Notes and for all other purposes, notwithstanding notice to the contrary, provided that, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Borrower’s Obligations in respect of any Loan. The Register shall be available for inspection by the Borrower and the Lenders, at any reasonable time and from time to time upon reasonable prior notice. Each Borrower hereby designates the Administrative Agent to serve as Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 9.07, and each Borrower hereby agrees that, to the extent such entity serves in such capacity, the Administrative Agent and its affiliates, and its and its affiliates officers, directors, employees and agents shall constitute an “Indemnified Party” under Section 9.04(b).
At the request of the registered owner of any Loan and any related Notes, the Registrar shall note a collateral assignment of such Loan and any related Notes on the Register and, provided that the Registrar has been given the name and address of such collateral assignee, the Registrar (i) shall not permit any further transfers of such Loan and any related Notes on the Register absent receipt of written consent to such transfers from such collateral assignee and (ii) shall record the transfer of such Loan and any related Notes on the Register to such collateral assignee (or such collateral assignee’s designee, nominee or assignee) upon written request by such collateral assignee.
          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, upon receipt of and in exchange for the surrendered Note or Notes (if any, and such Note or Notes are requested by the Eligible Assignee) a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender that had a Note or Notes prior to such assignment has retained a Commitment hereunder under such Facility, upon such Lender’s request a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.
          (f) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the

Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party’s rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral or the value of the Guaranties.
          (g) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Information received by it from such Lender Party.
          (h) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes (if any) held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.
          (i) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Advances owing to it and any Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that, unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 9.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
          (j) In addition to any other assignment permitted pursuant to this Section 9.07, the Loan Parties hereby acknowledge that (x) the Lenders, their Affiliates and Approved Funds (“Securitizing Parties”) may sell or securitize the Loans (a “Securitization”) through the pledge of the Loans as collateral security for loans to a Securitizing Party or the assignment or issuance of direct or indirect interests in the Loans (such as, for instance, collateralized loan obligations), and (y) such Securitization may be rated by a rating agency. The Loan Parties shall reasonably cooperate with the Securitizing Parties to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization; provided that (i) any such amendment or additional documentation does not impose material additional costs on Borrower and (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of Borrower under the Loan Documents or change or affect in a manner adverse to Borrower the financial terms of the Loans, (b) providing such information as may be reasonably requested by the Lenders or rating agencies in connection with the rating of the Loans or the Securitization, and (c) providing a certificate (i) agreeing to indemnify the Securitizing Parties, or any party providing credit support or otherwise participating in the Securitization, including any investors in a securitization entity (collectively, the “Securitization Parties”) for any losses, claims, damages or liabilities (the “Securitization Liabilities”) to which the Securitizing Parties or such Securitization Parties may become subject insofar as the Securitization Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Loan Document or in any writing delivered by or on behalf of any Loan Party to the Securitizing Parties in connection with any Loan Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Loans, and (ii) agreeing to reimburse the Loan Parties and the other Securitization Parties for any legal or other expenses reasonably incurred by such Persons in connection with defending the Securitization Liabilities.
          SECTION 9.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.
          SECTION 9.09 No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit or Letter of Credit Participation Agreement with respect to its use of such Letter of Credit or Letter of Credit Participation Agreement. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or Letter of Credit Participation Agreement or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit or Letter of Credit Participation Agreement, including failure of any documents to bear any reference or adequate reference to the Letter of Credit or Letter of Credit Participation Agreement; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit or Letter of Credit Participation Agreement, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit or Letter of Credit Participation Agreement comply with the terms of the Letter of Credit or Letter of Credit Participation Agreement or (ii) the Issuing Bank’s willful failure to make lawful payment under a Letter of Credit or Letter of Credit Participation Agreement after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit or Letter of Credit Participation Agreement. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.
          SECTION 9.10 Confidentiality. Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, counsel, accountants, advisors, investors, and other representatives (collectively, “Representatives”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), or to rating agencies, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) to (i) any assignee or pledgee of or Participant in, or any prospective assignee or pledge of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty to any swap or derivative transaction relating to the Borrower and its obligations, provided that such parties agree to be bound by confidentiality provisions substantially similar to those hereunder, and to the Representatives of the foregoing parties, (g) with the consent of the Borrower, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.10 or (ii) becomes available to the Administrative Agent, any Lender, or any of their respective Representatives on a no confidential basis from a source other than the Borrower. The terms of this provision shall supersede and replace any previous agreement regarding the non-disclosure of confidentiality of the Information. This provision shall terminate upon termination of this Agreement. Any Person required to maintain the confidentiality of Information as provided in this Section 9.10 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.11 Public Disclosure. (a) No Loan Party or Affiliate thereof will in the future issue any press releases or other public disclosure using the name of CIT or its Affiliates or any other Lender or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to CIT and without the prior written consent of CIT or such Lender, which shall not be unreasonably withheld, unless (and only to the extent that) such Loan Party or Affiliate is required to do so under law and then, in any event, such Loan Party or Affiliate will consult with CIT before issuing such press release or other public disclosure.
          (b) No Lender Party or Affiliate thereof will in the future issue any press releases or other public disclosure (including, without limitation, the publication of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement) using the name of the Borrower or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to the Borrower and without the prior written consent of the Borrower, which shall not be unreasonably withheld, unless (and only to the extent that) such Lender Party or Affiliate is required to do so under law and then, in any event, such Lender Party or Affiliate will consult with the Borrower before issuing such press release or other public disclosure. The Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements
          SECTION 9.12 Release of Collateral and Guarantors. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (or the sale of a Loan Party that is a Subsidiary of the Borrower) in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower’s expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents and the release of such Subsidiary from its Obligations under the Loan Documents, respectively.
          SECTION 9.13 Patriot Act Notice. Each Lender Party and each Agent (for itself and not on behalf of any Lender Party) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender Party or such Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide such information and take such actions as are reasonably requested by any Agent or any Lender Party in order to assist the Agents and the Lender Parties in maintaining compliance with the Patriot Act.
          SECTION 9.14 Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.
          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (c) Parent hereby irrevocably appoints the Borrower as its authorized agent to accept service of process in any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents, and agrees that such service of process may be made upon the Borrower and that the failure of the Borrower to give any notice of any such service of process shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Parent hereby further irrevocably consents to the service of process in any such action or proceeding by the mailing thereof by any Lender Party by registered or certified mail, postage pre-paid, to Parent at its address specified herein.
          SECTION 9.15 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 9.16 Waiver of Jury Trial. Each of the Borrower, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or Letter of Credit Participation Agreements or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TLC VISION (USA) CORPORATION, as Borrower
By:	/s/ Brian L. Andrew
	Name:	Brian L. Andrew
	Title:	Secretary

TLC VISION CORPORATION, as Parent and Guarantor
By:	/s/ Brian L. Andrew
	Name:	Brian L. Andrew
	Title:	Secretary

[Signature Page to Amended and Restated TLC Credit Agreement]

CIT HEALTHCARE LLC, as Administrative Agent and Collateral Agent
By:	/s/ Jeffrey Lubatkin
	Name:	Jeffrey Lubatkin
	Title:	Managing Director

[Signature Page to Amended and Restated TLC Credit Agreement]

Lenders CIT HEALTHCARE LLC, as Issuing Bank and Lender
By:	/s/ Jeffrey Lubatkin
	Name:	Jeffrey Lubatkin
	Title:	Managing Director

[Signature Page to Amended and Restated TLC Credit Agreement]

ROYAL BANK OF CANADA, as Lender
By:	/s/ Gordon C. MacArthur
	Name:	Gordon C. MacArthur
	Title:	Authorized Signatory

[Signature Page to Amended and Restated TLC Credit Agreement]

FIFTH THIRD BANK, as Lender
By:	/s/ Nathaniel E. Sher
	Name:	Nathaniel E. Sher
	Title:	Vice President

[Signature Page to Amended and Restated TLC Credit Agreement]

SCHEDULE I
COMMITMENTS AND DOMESTIC LENDING OFFICES

	Revolving Credit
Name of Lender	Commitment	Term Commitment	Domestic Lending Office
CIT Healthcare LLC	$17,000,000	$82,000,000	Credit Contact:

John Finore
CIT Healthcare LLC
305 Fellowship Road, Suite 300
Mount Laurel, NJ 08054
Phone: (856) 813-2640
Fax: (856) 813-2940
E-mail: john.finore@cit.com

Operations Contact:

Frank Giacalone
CIT Healthcare LLC
11 West 42nd Street
New York, New York 10036
Phone: (212) 461-7842
Fax: (212) 536-9398
			E-mail: frank.giacalone@cit.com

Royal Bank of Canada	$5,000,000	—	Credit Contact: Gordon MacArthur Royal Bank of Canada One Liberty Plaza, 6th Floor 165 Broadway New York, NY 10006

	Revolving Credit
Name of Lender	Commitment	Term Commitment	Domestic Lending Office
Phone: (212) 428-2324
Fax: (212) 428-6459
E-mail: gordon.macarthur@rbccm.com

Operations Contact:

Manager, Loans Administration
Royal Bank of Canada
165 Broadway
New York, NY 10006
Phone: (212) 428-6369
Fax: (212) 428-2372

Cc: Strati Georgopoulos, Manager Compliance
Fax: (416) 842-4020
			E-mail: strati.georgopoulos@rbccm.com

Fifth Third Bank	$3,000,000	$3,000,000	Credit Contact:

Ned Sher, Vice President
Fifth Third Bank
222 South Riverside Plaza, 32nd Floor
Chicago, IL 60606
Phone: (312) 704-2989
Fax: (312) 704-2980
E-mail: ned.sher@53.com

Operations Contact:

Tania Baker
Fifth Third Bank
5050 Kingsley Drive
Cincinnati, OH 45227
Phone: (513) 358-1060
Fax: (513) 358-0221
			E-mail: tania.baker@53.com

TOTAL	$25,000,000	$85,000,000

SCHEDULE II
Guarantors
1.	American Eye Instruments, Inc., A Surgical Instruments Leasing Firm

2.	Laser Eye Surgery, Inc.

3.	Laser Vision Centers, Inc.

4.	LVCI California, LLC

5.	MSS, Inc.

6.	OR Partners, Inc.

7.	O.R. Providers, Inc.

8.	Southeast Medical, Inc.

9.	Southern Ophthalmics, Inc.

10.	TLC Capital Corporation

11.	TLC Florida Eye Laser Center, LLC

12.	TLC Laser Eye Centers (ATAC), LLC

13.	TLC Laser Eye Centers (Refractive I) Inc.

14.	TLC Management Services Inc.

15.	TLC Midwest Eye Laser Center, Inc.

16.	TLC The Laser Center (Annapolis) Inc.

17.	TLC The Laser Center (Baltimore Management) LLC

18.	TLC The Laser Center (Baltimore) Inc.

19.	TLC The Laser Center (Boca Raton) Limited Partnership

20.	TLC The Laser Center (Carolina) Inc.

21.	TLC The Laser Center (Connecticut) L.L.C.

22.	TLC The Laser Center (Institute) Inc.

23.	TLC The Laser Center (Northeast) Inc.

24.	TLC VC, LLC

25.	TLC Vision Source, Inc.

26.	TLC Whitten Laser Eye Associates, LLC

27.	TruVision, Inc.

28.	TruVision Contacts, Inc.

29.	TruVision Provider Online Services, Inc.

30.	TruHearing, Inc.

31.	Valley Laser Eye Center, LLC

1

EXHIBIT A-1
FORM OF REVOLVING CREDIT NOTE
June ___, 2007
          FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                      or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the aggregate Revolving Credit Advances from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and CIT Healthcare LLC, as Administrative Agent.
          The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Advance until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s principal office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
          This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Advances made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Advances and payments with respect thereto.
          The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.
Form of Revolving Note

A-1-3

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

TLC VISION (USA) CORPORATION
By:
Name:
Title:

Form of Revolving Note

A-1-4

LOANS AND PAYMENTS WITH RESPECT THERETO

				Amount of	Outstanding
	Type of	Amount of	End of	Principal or	Principal
	Advance	Advance	Interest	Interest Paid	Balance This	Notation
Date	Made	Made	Period	This Date	Date	Made By

Form of Revolving Note

A-1-5

EXHIBIT A-2
FORM OF TERM NOTE
                    , ____
          FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                      or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of such Lender’s Term Advance from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of June ___, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and CIT Healthcare LLC, as Administrative Agent.
          The Borrower promises to pay interest on the unpaid principal amount of the Term Advance made by the Lender from the date of such Advance until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s principal office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
          This Term Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Term Advance made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Advance and payments with respect thereto.
          The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.
Form of Term Note

A-2-1

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

TLC VISION (USA) CORPORATION
By:
Name:
Title:

Form of Term Note

A-2-2

LOANS AND PAYMENTS WITH RESPECT THERETO

				Amount of	Outstanding
	Type of	Amount of	End of	Principal or	Principal
	Advance	Advance	Interest	Interest Paid	Balance This	Notation
Date	Made	Made	Period	This Date	Date	Made By

Form of Term Note

A-2-3

EXHIBIT B
FORM OF NOTICE OF BORROWING
Date:                     , _____
To: CIT HEALTHCARE LLC, as Administrative Agent
Ladies and Gentlemen:
          Reference is made to that certain Credit Agreement, dated as of June ___, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among TLC Vision (USA) Corporation, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and CIT Healthcare LLC, as Administrative Agent.
          The undersigned hereby requests (select one):
          ☐   A Borrowing of [Revolving Credit][Term] Loans
          ☐   A conversion or continuation of [Revolving Credit][Term] Loans
                    1. On                      (a Business Day).
                    2. In the amount of $
                    3. Comprised of
                                                  [Type of Loan requested]
                    4. For Eurodollar Rate Loans: with an Interest Period of                      months.
          The Borrower hereby represents and warrants that the conditions specified in Section 3.02 shall be satisfied on and as of the date of the applicable Advance.

TLC VISION (USA) CORPORATION
By:
Name:
Title:

Form of Notice of Borrowing

B-1

EXHIBIT C
ASSIGNMENT AND ASSUMPTION
          This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as            the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower(s):

4.	Administrative Agent: CIT Healthcare LLC, as the Administrative Agent under the Credit Agreement
Form of Assignment and Assumption

5.	Credit Agreement: Credit Agreement, dated as of June ___, 2007, among TLC Vision (USA) Corporation, a Delaware corporation, as borrower, the Lenders from time to time party thereto, and CIT Healthcare LLC, as Administrative Agent

6.	Assigned Interest:

			Aggregate		Percentage
			Amount of	Amount of	Assigned of
		Facility	Commitment/Loans	Commitment/Loans	Commitment/
Assignor	Assignee	Assigned	for all Lenders	Assigned	Loans [1]
			$	$	%
			$	$	%
			$	$	%
Effective Date:                     , 20___[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
          The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

[1]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
Form of Assignment and Assumption

By:
Name:
Title:

[Consented to and]2 Accepted:
CIT HEALTHCARE LLC, as
Administrative Agent

By:
Title:
[Consented to:]3
TLC VISION (USA) CORPORATION

By:
Name:
Title:

[2]	To be added only if the consent of the Administrative Agent is required pursuant to Section 9.07 of the Credit Agreement.

[3]	To be added only if the consent of the Borrower is required pursuant to Section 9.07 of the Credit Agreement.
Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an “Eligible Assignee” under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.03 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal,
Form of Assignment and Assumption

interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
Form of Assignment and Assumption

EXHIBIT D-1
FORM OF U.S. SECURITY AGREEMENT GUARANTY

D-1-1

SECURITY AGREEMENT
Dated June ___, 2007
From
The Grantors referred to herein
as Grantors
to
CIT Healthcare LLC
as Agent

T A B L E O F C O N T E N T S

i

Section	Page
Section 25. Execution in Counterparts	23

Section 26. Governing Law	23
Schedules

Schedule I	-	Investment Property
Schedule II	-	Pledged Deposit Accounts
Schedule III	-	Intellectual Property
Schedule IV	-	Commercial Tort Claims
Schedule V	-	Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule VI	-	Locations of Equipment and Inventory
Schedule VII	-	Letters of Credit

Exhibits

Exhibit A	-	Form of Intellectual Property Security Agreement
Exhibit B	-	Form of Intellectual Property Security Agreement Supplement
Exhibit C	-	Form of Security Agreement Supplement

ii

SECURITY AGREEMENT
          SECURITY AGREEMENT dated June ___, 2007 made by TLC VISION (USA) CORPORATION, a Delaware corporation (the “Borrower”) and the other Persons listed on the signature pages hereof (the Borrower and the Persons so listed being, collectively, the “Grantors”), to CIT HEALTHCARE LLC, as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to Article VII of the Credit Agreement (as hereinafter defined), the “Agent”) for the Secured Parties (as defined in the Credit Agreement).
          PRELIMINARY STATEMENTS.
          (1) The Borrower has entered into a Credit Agreement dated as of the date hereof (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the Lenders party thereto and the Administrative Agent (each as defined therein).
          (2) Each Grantor is the owner of the shares of stock or other Equity Interests (the “Initial Pledged Equity”) set forth opposite such Grantor’s name on and as otherwise described in Part I of Schedule I hereto and issued by the Persons named therein and of the indebtedness (the “Initial Pledged Debt”) set forth opposite such Grantor’s name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein.
          (3) Each Grantor is the owner of the deposit accounts (the “Pledged Deposit Accounts”) set forth opposite such Grantor’s name on Schedule II hereto.
          (4) Laser Vision Centers, Inc., a Subsidiary of the Borrower, is the owner of Account No. ___ (the “Securities Account”), with A.G. Edwards & Sons, Inc. at its office at ___.
          (5) It is a condition precedent to the making of Loans and the issuance of Letters of Credit under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time that the Grantors shall have granted the security interest contemplated by this Agreement. Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.
          (6) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9.
          NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit under the Credit Agreement and to induce the Hedge Banks to enter into Secured Hedge Agreements from time to time, each Grantor hereby agrees with the Agent for the ratable benefit of the Secured Parties as follows:

          Section 1. Grant of Security. Each Grantor hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):
     (a) all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, furniture and fixtures, and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);
     (b) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);
     (c) all accounts (including, without limitation, health-care-insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables,” and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);
     (d) the following (the “Security Collateral”):
     (i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;

2

     (ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;
     (iii) all additional shares of stock and other Equity Interests from time to time acquired by such Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto;
     (iv) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;
     (v) the Securities Account, all security entitlements with respect to all financial assets from time to time credited to the Securities Account, and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon or with respect thereto; and
     (vi) all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;
     (e) each of the agreements to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for

3

damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);
     (f) the following (collectively, the “Account Collateral”):
     (i) the Pledged Deposit Accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Deposit Accounts;
     (ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and
     (iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and
     (g) the following (collectively, the “Intellectual Property Collateral”):
     (i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);
     (ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);
     (iii) all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);
     (iv) all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

4

     (v) all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;
     (vi) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule III hereto, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;
     (vii) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
     (viii) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth in Schedule III hereto (“IP Agreements”); and
     (ix) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;
     (h) the commercial tort claims described in Schedule IV hereto (together with any commercial tort claims as to which the Grantors have complied with the requirements of Section 14, the “Commercial Tort Claims Collateral”);
     (i) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral; and
     (j) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (i) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash.

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          Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, (a) any Intellectual Property Collateral, if the grant of such security interest shall constitute or result in the abandonment, invalidation or rendering unenforceable any right, title or interest of such Grantor therein; (b) in any license, contract or agreement to which such Grantor is a party or any of its rights or interests thereunder, including, without limitation, with respect to any pledged partnership interests or any pledged limited liability company interests, to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement (including, without limitation, any partnership agreements or any limited liability company agreements), or otherwise, be prohibited by or result in a breach or termination of the terms of, or constitute a default under or termination of any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406 of the UCC (or any successor provision) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity) or would otherwise constitute a violation of law, regulation or policy; provided, however, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and each Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; (c) in any of the outstanding capital stock of a “controlled foreign corporation” as defined in the Internal Revenue Code of 1986, as amended from time to time (each, a “Controlled Foreign Corporation”), in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote to the extent such security interest would result in a material adverse tax event under United States tax laws or (d) property owned by any Grantor that is subject to a purchase money Lien or a Capitalized Lease to the extent such purchase money Lien or Capitalized Lease is permitted under the Credit Agreement if the contract or other agreement in which such Lien is granted (or if the documentation providing for such purchase money Lien or Capitalized Lease prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation of any other Lien on such property); provided, that the respective Grantor uses commercially reasonable efforts to permit the Agent to obtain a Lien on such property subject to the prior Lien under such purchase money Lien or Capitalized Lease, as the case may be.
          Section 2. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents and the Secured Hedge Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under the Loan Documents or the Secured Hedge Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.
          Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the

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exercise by the Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
          Section 4. Delivery and Control of Security Collateral. (a) All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. The Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.
          (b) With respect to any Security Collateral that constitutes an uncertificated security, the relevant Grantor will cause the issuer thereof, at the reasonable request of the Agent, either (i) to register the Agent as the registered owner of such security or (ii) to agree with such Grantor and the Agent that such issuer will comply with instructions with respect to such security originated by the Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Agent (such agreement being an “Uncertificated Security Control Agreement”).
          (c) With respect to the Securities Account and any Security Collateral that constitutes a security entitlement as to which the financial institution acting as Agent hereunder is not the securities intermediary, the relevant Grantor, at the reasonable request of the Agent, will cause the securities intermediary with respect to such Account or security entitlement either (i) to identify in its records the Agent as the entitlement holder thereof or (ii) to agree with such Grantor and the Agent that such securities intermediary will comply with entitlement orders originated by the Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Agent (a “Securities Account Control Agreement”.
          (d) The Agent shall have the right, at any time in its discretion and without notice to any Grantor, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 12(a).
          (e) Upon the reasonable request of the Agent, each Grantor will notify each issuer of Security Collateral granted by it hereunder that such Security Collateral is subject to the security interest granted hereunder.
          Section 5. Maintaining the Account Collateral. So long as any Loan or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any Secured Hedge Agreement shall be in effect or any Lender shall have any Commitment, each Grantor will maintain deposit accounts as provided under the Credit Agreement.

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          Section 6. Representations and Warranties. Each Grantor represents and warrants as follows:
     (a) Such Grantor’s exact legal name, location, chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule V hereto. Such Grantor has no trade names other than as listed on Schedule III hereto.
     (b) Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Agent relating to the Loan Documents or as otherwise permitted under the Credit Agreement.
     (c) All of the Equipment and Inventory of such Grantor are located at the places specified therefor in Schedule VI hereto or at another location as to which such Grantor has complied with the requirements of Section 8(a) except for mobile laser equipment, equipment being repaired and equipment otherwise maintained at other locations in the ordinary course of business. Such Grantor has exclusive possession and control of its Equipment and Inventory, other than Inventory stored at any leased premises or warehouse for which a landlord’s or warehouseman’s agreement, in form and substance satisfactory to the Agent, is in effect.
     (d) None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument that has not been delivered to the Agent.
     (e) If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.
     (f) The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non assessable. The Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is evidenced by one or more promissory notes (which promissory notes have been delivered to the Agent) and is not in default.
     (g) The Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule I hereto. The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor by the issuers thereof and, to the extent evidenced by an instrument and in a principal amount in excess of $150,000, as indicated on Schedule I hereto.
     (h) Such Grantor has no investment property, other than the investment property listed on Schedule I hereto and additional investment property as to which such Grantor has complied with the requirements of Section 4.

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     (i) Such Grantor has no deposit accounts, other than the Pledged Deposit Accounts listed on Schedule II hereto and additional Pledged Deposit Accounts as to which such Grantor has complied with the applicable requirements of Section 5, except in each case as permitted under Section 5(a).
     (j) Such Grantor is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule VII hereto and additional letters of credit as to which such Grantor has complied with the requirements of Section 13.
     (k) This Agreement creates in favor of the Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by such Grantor, securing the payment of the Secured Obligations; all filings and other actions (including, without limitation, actions necessary to obtain control of Collateral as provided in Sections 9-104, 9-106 and 9-107 of the UCC but excluding actions necessary to perfect the Agent’s security interest with respect to Collateral evidenced by a certificate of title) necessary to perfect the security interest in the Collateral granted by such Grantor have been duly made or taken and are in full force and effect in which a security interest can be perfected by the filing of a Uniform Commercial Code financing statement, the filing with the Patent and Trademark Office or the obtaining of control as provided in Sections 9-104, 9-106 and 9-107 of the UCC, except as otherwise permitted hereunder; and such security interest is first priority.
     (l) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, the recordation of the Intellectual Property Security Agreements referred to in Section 11(f) with the U.S. Patent and Trademark Office and the U.S. Copyright Office, which Agreements have been duly recorded and are in full force and effect, and the actions described in Section 4 with respect to the Security Collateral, which actions have been taken and are in full force and effect, except with respect to Collateral evidenced by a Certificate of Title or (iii) the exercise by the Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.
     (m) [Intentionally omitted.]
     (n) As to itself and its Intellectual Property Collateral:
     (i) The operation of such Grantor’s business as currently conducted or as now contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not, to such Grantor’s knowledge, conflict

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with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.
     (ii) Such Grantor is the exclusive owner of all right, title and interest in and to the Intellectual Property Collateral, and is entitled to use all Intellectual Property Collateral subject only to the terms of the IP Agreements.
     (iii) The Intellectual Property Collateral set forth on Schedule III hereto includes all of the patents, patent applications, domain names, trademark registrations and applications, and copyright registrations and applications owned by such Grantor and all IP Agreements to which such Grantor is a party or beneficiary as of the date hereof.
     (iv) The Intellectual Property Collateral material to the business of the Grantors is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Grantor’s knowledge, is valid and enforceable. Such Grantor is not aware of any uses of any item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable.
     (v) As to each item of Intellectual Property Collateral material to the business of the Grantors, such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each such item of Intellectual Property Collateral in full force and effect throughout the world, including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the U.S. Copyright Office and in corresponding national and international copyright offices. Such Grantor has used proper statutory notice in connection with its use of each patent, trademark and copyright in the Intellectual Property Collateral material to the business of the Grantors.
     (vi) No claim, action, suit, investigation, litigation or proceeding has been asserted or is pending or, to such Grantor’s knowledge, threatened against such Grantor (A) based upon or challenging or seeking to deny or restrict the Grantor’s rights in or use of any of the Intellectual Property Collateral material to the business of the Grantors, (B) to such Grantor’s knowledge, alleging that the Grantor’s rights in or use of the Intellectual Property Collateral or that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright or any other proprietary right of any third party, or (C) alleging that the Intellectual Property Collateral is being licensed or sublicensed in violation or contravention of the terms of any license or other agreement. To such Grantor’s knowledge, no Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property Collateral or the Grantor’s rights in or use thereof. Except as

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set forth on Schedule III hereto, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any part of the Intellectual Property Collateral. The consummation of the transactions contemplated by the Transaction Documents will not result in the termination or impairment of any of the Intellectual Property Collateral.
     (vii) With respect to each IP Agreement, to such Grantor’s knowledge: (A) such IP Agreement is valid and binding and in full force and effect and represents the entire agreement between the respective parties thereto with respect to the subject matter thereof; (B) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (C) such Grantor has not received any notice of termination or cancellation under such IP Agreement; (D) such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured; (E) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such IP Agreement; and (F) neither such Grantor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.
     (viii) To the best of such Grantor’s knowledge, (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or material breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property Collateral.
     (ix) No Grantor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral that is material to the business of the Grantors or that would impair the validity or enforceability of such material Intellectual Property Collateral.
     (o) Such Grantor has no commercial tort claims other than those listed in Schedule IV hereto and additional commercial tort claims as to which such Grantor has complied with the requirements of Section 14.

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          Section 7. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent; (ii) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iii) at the reasonable request of the Agent, take all action to ensure that the Agent’s security interest is noted on any certificate of title related to any Collateral evidenced by a certificate of title; and (iv) deliver to the Agent evidence that all other actions that the Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken.
          (b) Each Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.
          (c) Each Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Agent may reasonably request, all in reasonable detail.
          Section 8. As to Equipment and Inventory. (a) Each Grantor will keep its Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in Section 6(c) or, upon 30 days’ prior written notice to the Agent, at such other places designated by such Grantor in such notice, except as provided in Section 6(c).
          (b) Each Grantor will cause its Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any of such Equipment as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Each Grantor will promptly furnish to the Agent a statement respecting any loss or damage exceeding $10,000 per occurrence to any of its Equipment or Inventory.

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          Section 9. Insurance. (a) Each Grantor will, at its own expense, maintain insurance with respect to its Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Agent from time to time. Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Agent and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses to be paid directly to the Agent. Each such policy shall in addition (i) name such Grantor and the Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Agent, upon its reasonable request, notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iii) provide that there shall be no recourse against the Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days’ prior written notice of cancellation or of lapse shall be given to the Agent by the insurer. Each Grantor will, if so reasonably requested by the Agent, deliver to the Agent original or duplicate policies of such insurance and, as often as the Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, each Grantor will, at the reasonable request of the Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 8 and cause the insurers to acknowledge notice of such assignment.
          (b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 9 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 9 is not applicable, the applicable Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise required hereunder or by the Credit Agreement, to pay or as reimbursement for the costs of such repairs or replacements.
          (c) So long as no Event of Default shall have occurred and be continuing, all insurance payments received by the Agent in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Agent to the applicable Grantor for the repair, replacement or restoration thereof, subject to such terms and conditions with respect to the release thereof as the Agent may reasonably require. To the extent that (i) the amount of any such insurance payments exceeds the cost of any such repair, replacement or restoration, or (ii) such insurance payments are not otherwise required by the applicable Grantor to complete any such repair, replacement or restoration required hereunder, the Agent will not be required to release the amount thereof to such Grantor and may hold or continue to hold such amount as additional security for the Secured Obligations of such. Upon the occurrence and during the continuance of any Event of Default all insurance payments in respect of such Equipment or Inventory shall be paid to the Agent and shall, in the Agent’s sole discretion, (i) be released to the applicable Grantor to be applied as set forth in the first sentence of this subsection (c) or (ii) be held as additional Collateral hereunder or applied as specified in Section 19(b).
          Section 10. Post-Closing Changes; Collections on Assigned Agreements, Receivables and Related Contracts. (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth

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in Section 6(a) of this Agreement without first giving at least 30 days’ prior written notice to the Agent and taking all action required by the Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts, and will permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from such records and other documents. If any Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Agent of such organizational identification number.
          (b) Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Assigned Agreements, Receivables and Related Contracts. In connection with such collections, such Grantor may take such action as such Grantor or the Agent may deem necessary or advisable to enforce collection of the Assigned Agreements and otherwise exercise all of its rights under the Assigned Agreements as it deems appropriate, Receivables and Related Contracts; provided, however, that the Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such grantor of its intention to do so, to notify the Obligors under any Assigned Agreements, Receivables and Related Contracts of the assignment of such Assigned Agreements, Receivables and Related Contracts to the Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Assigned Agreements, Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements, Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Assigned Agreements, Receivables and Related Contracts of such Grantor shall be received in trust for the benefit of the Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement) and either (A) released to such Grantor so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 19(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement or Related Contract, release wholly or partly any Obligor thereof or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Assigned Agreements, Receivables and Related Contracts to any other indebtedness or obligations of the Obligor thereof.
          Section 11. As to Intellectual Property Collateral. (a) With respect to each item of its Intellectual Property Collateral material to the business of the Grantors, each Grantor agrees to take, at its expense, all reasonable steps, and shall not knowingly omit to do any act, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or

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copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. No Grantor shall, without the written consent of the Agent, discontinue use of or otherwise abandon any Intellectual Property Collateral material to the business of the Grantors, or abandon any right to file an application for patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect.
          (b) Each Grantor agrees promptly to notify the Agent if such Grantor becomes aware (i) that any item of the Intellectual Property Collateral material to the business of the Grantors may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor’s ownership or use of any such Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same, or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any item of the Intellectual Property Collateral material to the business of the Grantors.
          (c) In the event that any Grantor becomes aware that any item of the Intellectual Property Collateral material to the business of the Grantors is being infringed or misappropriated by a third party, such Grantor shall promptly notify the Agent and shall take all reasonable actions, at its expense, to protect or enforce such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.
          (d) Each Grantor shall use proper statutory notice in connection with its use of each item of its Intellectual Property Collateral.
          (e) Each Grantor shall take all steps which it or the Agent deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral material to the business of the Grantors, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the material Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the material Trademarks use such consistent standards of quality.
          (f) With respect to its Intellectual Property Collateral, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit A hereto or otherwise in form and substance satisfactory to the Agent (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Agent in such

15

Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.
          (g) Each Grantor agrees that should it obtain an ownership interest in or license to any item of the type set forth in Section 1(g) that is not on the date hereof a part of the Intellectual Property Collateral (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. Each Grantor shall give prompt written notice to the Agent identifying the After-Acquired Intellectual Property, and such Grantor shall execute and deliver to the Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Exhibit B hereto or otherwise in form and substance satisfactory to the Agent (an “IP Security Agreement Supplement”) covering such After-Acquired Intellectual Property, which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.
          Section 12. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:
     (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided however, that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof.
     (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all
     (A) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,
     (B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus and
     (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to

16

the Agent as Security Collateral in the same form as so received (with any necessary indorsement).
     (iii) The Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.
     (b) Upon the occurrence and during the continuance of an Event of Default:
     (i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 12(a)(i) shall, upon notice to such Grantor by the Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 12(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.
     (ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 12(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent as Security Collateral in the same form as so received (with any necessary indorsement).
          Section 13. As to Letter-of-Credit Rights. (a) Each Grantor, by granting a security interest in its Receivables consisting of letter-of-credit rights to the Agent, intends to (and hereby does) assign to the Agent its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee. Each Grantor will promptly use its best efforts to cause the issuer of each letter of credit and each nominated person (if any) with respect thereto to consent to such assignment of the proceeds thereof pursuant to a consent in form and substance satisfactory to the Agent and deliver written evidence of such consent to the Agent.
          (b) Upon the occurrence of an Event of Default, each Grantor will, promptly upon reasonable request by the Agent, (i) notify (and such Grantor hereby authorizes the Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Agent or its designee and (ii) arrange for the Agent to become the transferee beneficiary of letter of credit.
          Section 14. Commercial Tort Claims. Each Grantor will promptly give notice to the Agent of any commercial tort claim that may arise after the date hereof and will immediately execute or otherwise authenticate a supplement to this Agreement, and otherwise take all

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necessary action, to subject such commercial tort claim to the first priority security interest created under this Agreement.
          Section 15. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Credit Agreement.
          (b) Each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities of each issuer of the Pledged Equity.
          Section 16. Agent Appointed Attorney in Fact. Each Grantor hereby irrevocably appoints the Agent such Grantor’s attorney in fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuation of an Event of Default, in the Agent’s discretion, to take any action and to execute any instrument that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:
     (a) to obtain and adjust insurance required to be paid to the Agent pursuant to Section 9,
     (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,
     (c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and
     (d) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Agent with respect to any of the Collateral.
          Section 17. Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by such Grantor under Section 20.
          Section 18. The Agent’s Duties. (a) The powers conferred on the Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have

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no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.
          (b) Anything contained herein to the contrary notwithstanding, the Agent may from time to time, when the Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Agent hereunder with respect to all or any part of the Collateral. In the event that the Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Agent, with all rights, powers, privileges, interests and remedies of the Agent hereunder with respect to such Collateral, and (iii) the term “Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Agent.
          Section 19. Remedies. If any Event of Default shall have occurred and be continuing:
     (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon reasonable request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place and time to be designated by the Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Receivables, the

19

Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (b) Any cash held by or on behalf of the Agent and all cash proceeds received by or on behalf of the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 20) in whole or in part by the Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the following manner:
     (i) first, paid to the Agents for any amounts then owing to the Agents pursuant to Section 10.04 of the Credit Agreement or otherwise under the Loan Documents, ratably in accordance with the amounts then owing to the Agents; and
     (ii) second, ratably (A) paid to the Lenders and the Hedge Banks for any amounts then owing to them, in their capacities as such, under the Loan Documents and the Secured Hedge Agreements ratably in accordance with the amounts then owing to the Lenders and the Hedge Banks, provided that, for purposes of this Section 19, the amount owing to any Hedge Bank pursuant to any Secured Hedge Agreement to which it is a party (other than any amount theretofore accrued and unpaid) shall be deemed to be equal to the Agreement Value thereof and (B) deposited as Collateral in an account designated by the Agent up to an amount equal to 105% of the aggregate undrawn amount of all outstanding Letters of Credit, provided that in the event that any such Letter of Credit is drawn, the Agent shall pay to the Issuing Bank that issued such Letter of Credit the amount held in such account in respect of such Letter of Credit, and provided further that, to the extent that any such Letter of Credit shall expire or terminate undrawn and as a result thereof the amount of the Collateral in such account shall exceed 105% of the aggregate Available Amount of all then outstanding Letters of Credit, such excess amount of such Collateral shall be applied in accordance with the remaining order of priority set out in this Section 19(b).
Any surplus of such cash or cash proceeds held by or on the behalf of the Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

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     (c) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement).
     (d) The Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.
     (e) The Agent may send to each bank, securities intermediary or issuer party to any Deposit Account Control Agreement, Securities/Deposit Account Control Agreement, Securities Account Control Agreement or Uncertificated Security Control Agreement a “Notice of Exclusive Control” as defined in and under such Agreement.
     (f) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Agent or its designee such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.
          Section 20. Indemnity and Expenses. (a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.
          (b) Each Grantor will upon demand pay to the Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.
          Section 21. Amendments; Waivers; Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the

21

Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
          (b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a “Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.
          Section 22. Notices, Etc. All notices and other communications provided for hereunder shall be either (i) in writing (including facsimile communications) and mailed, sent via facsimile or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of the Borrower or the Agent, addressed to it at its address specified in the Credit Agreement and, in the case of each Grantor other than the Borrower, addressed to it at its address set forth opposite such Grantor’s name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, sent by facsimile, electronic mail or otherwise, be effective when deposited in the mails, sent by facsimile, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Agent shall not be effective until received by the Agent. Delivery by facsimile of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.
          Section 23. Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Revolver Termination Date, (iii) the Term Facility Termination Date and (iv) the termination or expiration of all Letters of Credit and all Secured Hedge Agreements, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as provided in Section 10.06 of the Credit Agreement.

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          Section 24. Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents (other than sales of Inventory, equipment and other obsolete or worn-out equipment in the ordinary course of business), the Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Event of Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Agent, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Agent may reasonably request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.04 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Agent when and as required under Section 2.04 of the Credit Agreement.
          (b) Upon the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Revolver Termination Date, (iii) the Term Facility Termination Date and (iv) the termination or expiration of all Letters of Credit and all Secured Hedge Agreements, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
          Section 25. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.
          Section 26. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          [Remainder of page intentionally left blank]

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          IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Schedule I to the
Security Agreement
INVESTMENT PROPERTY
Part I
Initial Pledged Shares

Percentage
		Class of				of
		Equity		Certificate	Number of	Outstanding
Grantor	Issuer	Interest	Par Value	No(s)	Shares	Shares

Part II
Initial Pledged Debt

			Debt		Outstanding
	Debt		Certificate		Principal
Grantor	Issuer	Description of Debt	No(s)	Final Maturity	Amount

Part III
Other Investment Property

		Name of	Certificate		Other
Grantor	Issuer	Investment	No(s)	Amount	Identification

Schedule II to the
Security Agreement
PLEDGED DEPOSIT ACCOUNTS1

Name and
Address
Grantor	Type of Account	of Bank	Account Number

[1]	List all deposit accounts, including any letter of credit collateral account, cash concentration account and operating account, that exist on the date of the Security Agreement.

Schedule III to the
Security Agreement
INTELLECTUAL PROPERTY
I. Patents

	Patent			Application
Grantor	Titles	Country	Patent No.	No.	Filing Date	Issue Date

II. Domain Names and Trademarks

	Domain			Reg.	Application	Filing	Issue
Grantor	Name/Mark	Country	Mark	No.	No.	Date	Date

III. Trade Names

Grantor	Names

IV. Copyrights

	Title of			Reg.	Application	Filing	Issue
Grantor	Work	Country	Title	No.	No.	Date	Date

V. IP Agreements

IP
Grantor	Agreements

Schedule IV to the
Security Agreement
COMMERCIAL TORT CLAIMS

Schedule V to the
Security Agreement
LOCATION, CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION,
JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION
NUMBER

Chief
		Executive	Type of	Jurisdiction of	Organizational
Grantor	Location	Office	Organization	Organization	I.D. No.

Schedule VI to the
Security Agreement
LOCATION OF EQUIPMENT AND INVENTORY
[Name of Grantor]
     Locations of Equipment:
     Locations of Inventory:
[Name of Grantor]
     Locations of Equipment:
     Locations of Inventory:

Schedule VII to the
Security Agreement
LETTERS OF CREDIT

		Nominated			Maximum
Beneficiary		Person	Account		Available
(Grantor)	Issuer	(if any)	Party	Number	Amount	Date

Exhibit A to the
Security Agreement
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
          This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated June ___, 2007, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of CIT Healthcare LLC (“CIT”), as collateral agent (the “Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
          WHEREAS, TLC Vision (USA) Corporation, a Delaware corporation, has entered into a Credit Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with CIT, as Administrative Agent, and the Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.
          WHEREAS, as a condition precedent to the making of Loans by the Lenders and the issuance of Letters of Credit by the Issuing Banks under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time, each Grantor has executed and delivered that certain Security Agreement as of the date hereof made by the Grantors to the Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).
          WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:
          SECTION 1. Grant of Security. Each Grantor hereby grants to the Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):
     (i) the patents and patent applications set forth in Schedule A hereto (the “Patents”);
     (ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

     (iii) all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);
     (iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
     (v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and
     (vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.
          SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.
          SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.
          SECTION 4. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

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          SECTION 6. Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

TLC VISION (USA) CORPORATION

By

Name:
Title:

Address for Notices:

[SUBSIDIARY GRANTOR]

By

Name:
Title:

Address for Notices:

[SUBSIDIARY GRANTOR]

By

Name:
Title:

Address for Notices:

[SUBSIDIARY GRANTOR]

3

By

Name:
Title:

Address for Notices:

4

Exhibit B to the
Security Agreement
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT
          This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this “IP Security Agreement Supplement”) dated ___, 200_, is made by the Person listed on the signature page hereof (the “Grantor”) in favor of CIT Healthcare LLC (“CIT”), as collateral agent (the “Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
          WHEREAS, TLC Vision (USA) Corporation, a Delaware corporation, has entered into a Credit Agreement dated as of April ___, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with CIT, as Administrative Agent and the Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.
          WHEREAS, pursuant to the Credit Agreement, the Grantor and certain other Persons have executed and delivered that certain Security Agreement dated June ___, 2007 made by the Grantor and such other Persons to the Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) and that certain Intellectual Property Security Agreement dated June ___, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”).
          WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Agent, for the ratable benefit of the Secured Parties, a security interest in the Additional Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:
          SECTION 1. Grant of Security. Each Grantor hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):
     (i) the patents and patent applications set forth in Schedule A hereto (the “Patents”);
     (ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

     (iii) the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);
     (iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
     (v) all any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and
     (vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing.
          SECTION 2. Security for Obligations. The grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the payment of all Obligations of the Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.
          SECTION 3. Recordation. The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer to record this IP Security Agreement Supplement.
          SECTION 4. Grants, Rights and Remedies. This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Agent with respect to the Additional Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.
          SECTION 5. Governing Law. This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

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          IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

By

Name:
Title:

Address for Notices:

3

Exhibit C to the
Security Agreement
FORM OF SECURITY AGREEMENT SUPPLEMENT
[Date of Security Agreement Supplement]
CIT Healthcare LLC, as the Agent for
the Secured Parties referred to in the
Credit Agreement referred to below
505 Fifth Avenue
New York, NY 10017
Attn:
TLC Vision (USA) Corporation
Ladies and Gentlemen:
          Reference is made to (i) the Credit Agreement dated as of June ___, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TLC Vision (USA) Corporation, a Delaware corporation, as the Borrower, the Lenders party thereto, and CIT Healthcare LLC (“CIT”), as administrative agent for the Lenders, and (ii) the Security Agreement dated as of June ___, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by the Grantors from time to time party thereto in favor of CIT, as collateral agent (together with any successor agent pursuant to Article VII of the Credit Agreement, the “Agent” for the Secured Parties. Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.
          SECTION 1. Grant of Security. The undersigned hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in and to the following, in each case whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising (collectively, the undersigned’s “Collateral”): all Equipment, Inventory, Receivables, Related Contracts, Security Collateral (including, without limitation, the shares of stock and other Equity Interests set forth on Part I of Schedule I hereto, the indebtedness set forth on Part II of Schedule I hereto and the securities and securities/deposit accounts set forth on Schedule II hereto), Agreement Collateral, Account Collateral (including, without limitation, the deposit accounts set forth on Schedule II hereto), Intellectual Property Collateral, Commercial Tort Claims Collateral (including, without limitation, the commercial tort claims described in Schedule III hereto), all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of the undersigned pertaining to any of the undersigned’s Collateral, and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the undersigned’s

Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash.
          SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.
          SECTION 3. Representations and Warranties. (a) The undersigned’s exact legal name, location, chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule VI hereto. The undersigned has no trade names other than as listed on Schedule IV hereto. Within the five years preceding the date hereof, the undersigned has not changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule VI hereto except as set forth in Schedule VII hereto.
          (b) All of the Equipment and Inventory of the undersigned are located at the places specified therefor in Schedule VIII hereto except for mobile laser equipment, equipment being repaired and equipment otherwise maintained at other locations in the ordinary course of business.
          (c) The undersigned is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule IX hereto.
          (d) The undersigned hereby makes each other representation and warranty set forth in Section 6 of the Security Agreement with respect to itself and the Collateral granted by it.
          SECTION 4. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned, that each reference to the “Collateral” or any part thereof shall also mean and be a reference to the undersigned’s Collateral or part thereof, as the case may be, and that each reference in the Security Agreement to a Schedule shall also mean and be a reference to the schedules attached hereto.

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          SECTION 5. Governing Law; Jurisdiction; Etc. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          (b) SUBMISSION TO JURISDICTION. The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.
          (c) The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) The undersigned irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or Letter of Credit Participation Agreements or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By

Title:

Address for notices:

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EXHIBIT D-2
FORM OF CANADIAN SECURITY AGREEMENT GUARANTY

D-2-1

CANADIAN SECURITY AGREEMENT
Dated June ___, 2007
From
The Grantors referred to herein
as Grantors
to
CIT Healthcare LLC
as Agent
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Page
Section 24. Execution in Counterparts	58
Section 25. Governing Law	59
Schedules

Schedule I	-	Investment Property
Schedule II	-	Pledged Deposit Accounts
Schedule III	-	Intellectual Property
Schedule IV	-	Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule V	-	Locations of Equipment and Inventory
Schedule VI	-	Letters of Credit
Exhibits

Exhibit A	-	Form of Intellectual Property Security Agreement
Exhibit B	-	Form of Intellectual Property Security Agreement Supplement
Exhibit C	-	Form of Security Agreement Supplement

ii

CANADIAN SECURITY AGREEMENT
          CANADIAN SECURITY AGREEMENT dated June ___, 2007 made by TLC VISION CORPORATION, a New Brunswick corporation (the “Parent” and a “Guarantor”) and the other Persons listed on the signature pages hereof (the Parent and the Persons so listed being, collectively, the “Grantors”), to CIT HEALTHCARE LLC, as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to Article VII of the Credit Agreement (as hereinafter defined), the “Agent”) for the Secured Parties (as defined in the Credit Agreement).
PRELIMINARY STATEMENTS
          (1) The Parent, as parent guarantor, and TLC Vision (USA) Corporation, as borrower, have entered into a Credit Agreement dated as of the date hereof (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the Lenders party thereto and the Administrative Agent (each as defined therein).
          (2) Each Grantor is the owner of the shares of stock or other Equity Interests (the “Initial Pledged Equity”) set forth opposite such Grantor’s name on and as otherwise described in Part I of Schedule I hereto and issued by the Persons named therein and of the indebtedness (the “Initial Pledged Debt”) set forth opposite such Grantor’s name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein.
          (3) Each Grantor is the owner of the deposit accounts (the “Pledged Deposit Accounts”) set forth opposite such Grantor’s name on Schedule II hereto.
          (4) The Borrower is the owner of Account No. ___(the “Securities Account”), with A.G. Edwards & Sons, Inc. at its office at ___.
          (5) It is a condition precedent to the making of Loans and the issuance of Letters of Credit under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time that the Grantors shall have granted the security interest contemplated by this Agreement. Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.
          (6) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9.
          NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit under the Credit Agreement and to induce the Hedge Banks to enter into Secured Hedge Agreements from time to time, each Grantor hereby agrees with the Agent for the ratable benefit of the Secured Parties as follows:
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          Section 1. Grant of Security.
          Each Grantor hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):
          (a) all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, furniture and fixtures, and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the PPSA (as such term is defined in the Credit Agreement) (the “PPSA”) and the UCC (any and all such property being the “Equipment”);
          (b) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC and the PPSA (any and all such property being the “Inventory”);
          (c) all accounts (including, without limitation, health-care-insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables,” and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);
          (d) the following (the “Security Collateral”):
          (i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;
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          (ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;
          (iii) all additional shares of stock and other Equity Interests from time to time acquired by such Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto;
          (iv) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;
          (v) all security entitlements with respect to all financial assets from time to time credited to the Borrower’s Securities Account owned by a Guarantor, and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon or with respect thereto; and
          (vi) all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, [(D) commodity contracts and (E) commodity accounts)] in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;
          (e) each of the agreements to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the
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Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);
          (f) the following (collectively, the “Account Collateral”):
          (i) the Pledged Deposit Accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Deposit Accounts;
          (ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and
          (iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and
     (g) the following (collectively, the “Intellectual Property Collateral”):
          (i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);
          (ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered, together, in each case, with the goodwill symbolized thereby (“Trademarks”);
          (iii) all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);
          (iv) all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);
          (v) all confidential and proprietary information, including, without limitation, know-how, industrial designs, integrated circuit topographics, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade
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4

Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;
          (vi) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule III hereto, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;
          (vii) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
          (viii) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth in Schedule III hereto (“IP Agreements”); and
          (ix) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;
          (h) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral; and
          (i) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (h) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash.
          Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, (a) any Intellectual Property Collateral, if the grant of such security interest shall constitute or result in the abandonment, invalidation or rendering unenforceable any right, title or interest of such Grantor therein; (b) in any license, contract or agreement to which such Grantor is a party or any of its rights or interests thereunder, including, without limitation, with respect to any pledged partnership interests or any pledged limited liability company interests, to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement (including, without limitation, any partnership agreements or any limited liability company agreements), or otherwise, be prohibited by or result in a breach or termination of the terms of, or constitute a default under or termination of any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406 of the
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UCC (or any successor provision) or PPSA of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity) or would otherwise constitute a violation of law, regulation or policy; provided, however, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and each Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; (c) in any of the outstanding capital stock of a “controlled foreign corporation” as defined in the Internal Revenue Code of 1986, as amended from time to time (each, a “Controlled Foreign Corporation”), in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote; (d) all equipment and other property to the extent, but only to the extent, that such a grant would, under the terms of any contract or agreement to which such Grantor is a party in connection with certain industrial revenue obligations, be prohibited by or would otherwise result in a breach or termination of the terms of, or constitute a default under or termination of any such contract or agreement or would otherwise constitute a violation of law, regulation or policy; provided, however, that immediately upon the ineffectiveness, lapse or termination of any such provision precluding the grant of security interest on such property, the Collateral shall include, and each Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; or (e) property owned by any Grantor that is subject to a purchase money Lien or a Capitalized Lease to the extent such purchase money Lien or Capitalized Lease is permitted under the Credit Agreement if the contract or other agreement in which such Lien is granted (or if the documentation providing for such purchase money Lien or Capitalized Lease prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation of any other Lien on such property); provided, that the respective Grantor uses commercially reasonable efforts to permit the Agent to obtain a Lien on such property subject to the prior Lien under such purchase money Lien or Capitalized Lease, as the case may be.
          Section 2. Security for Obligations.
          This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents and the Secured Hedge Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under the Loan Documents or the Secured Hedge Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.
          Section 3. Grantors Remain Liable.
          Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and
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agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
          Section 4. Delivery and Control of Security Collateral.
          (a) All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. The Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.
          (b) With respect to any Security Collateral that constitutes an uncertificated security, the relevant Grantor will cause the issuer thereof, at the request of the Agent, either (i) to register the Agent as the registered owner of such security or (ii) to agree with such Grantor and the Agent that such issuer will comply with instructions with respect to such security originated by the Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Agent (such agreement being an “Uncertificated Security Control Agreement”).
          (c) With respect to any Security Collateral that constitutes a security entitlement as to which the financial institution acting as Agent hereunder is not the securities intermediary, the relevant Grantor, at the request of the Agent, will cause the securities intermediary with respect to such Account or security entitlement either (i) to identify in its records the Agent as the entitlement holder thereof or (ii) to agree with such Grantor and the Agent that such securities intermediary will comply with entitlement orders originated by the Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Agent (a “Securities Account Control Agreement”).
          (d) The Agent shall have the right, at any time in its discretion and without notice to any Grantor, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 12(a).
          (e) Upon the request of the Agent, each Grantor will notify each issuer of Security Collateral granted by it hereunder that such Security Collateral is subject to the security interest granted hereunder.
          Section 5. Maintaining the Account Collateral.
          So long as any Loan or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any Secured Hedge Agreement shall be in effect or any Lender shall have any Commitment, each Grantor will maintain deposit accounts as provided under the Credit Agreement.
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          Section 6. Representations and Warranties.
          Each Grantor represents and warrants as follows:
          (a) Such Grantor’s exact legal name, location, chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule IV hereto. Such Grantor has no trade names other than as listed on Schedule III hereto.
          (b) Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Agent relating to the Loan Documents or as otherwise permitted under the Credit Agreement.
          (c) All of the Equipment and Inventory of such Grantor are located at the places specified therefor in Schedule V hereto or at another location as to which such Grantor has complied with the requirements of Section 8(a) except for mobile laser equipment, equipment being repaired and equipment otherwise maintained at other locations in the ordinary course of business. Such Grantor has exclusive possession and control of its Equipment and Inventory, other than Inventory stored at any leased premises or warehouse for which a landlord’s or warehouseman’s agreement, in form and substance satisfactory to the Agent, is in effect.
          (d) None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument that has not been delivered to the Agent.
          (e) If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.
          (f) The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non assessable. The Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is evidenced by one or more promissory notes (which promissory notes have been delivered to the Agent) and is not in default.
          (g) The Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule I hereto. The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor by the issuers thereof and, to the extent evidenced by an instrument and in a principal amount in excess of $150,000, as indicated on Schedule I hereto.
          (h) Such Grantor has no investment property, other than the investment property listed on Schedule I hereto and additional investment property as to which such Grantor has complied with the requirements of Section 4.
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          (i) Such Grantor has no deposit accounts, other than the Pledged Deposit Accounts listed on Schedule II hereto and additional Pledged Deposit Accounts as to which such Grantor has complied with the applicable requirements of Section 5, except in each case as permitted under Section 5(a).
          (j) Such Grantor is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule VI hereto and additional letters of credit as to which such Grantor has complied with the requirements of Section 13.
          (k) This Agreement creates in favor of the Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by such Grantor, securing the payment of the Secured Obligations; all filings and other actions (including, without limitation, actions necessary to obtain control of Collateral as provided in the Securities Transfer Act (and other provincial equivalents) but excluding actions necessary to perfect the Agent’s security interest with respect to Collateral evidenced by a certificate of title) necessary to perfect the security interest in the Collateral granted by such Grantor have been duly made or taken and are in full force and effect in which a security interest can be perfected by the filing of a Uniform Commercial Code financing statement, the filing with the Patent and Trademark Office or the obtaining of control as provided in the Securities Transfer Act (and other provincial equivalents), except as otherwise permitted hereunder; and such security interest is first priority.
          (l) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except for the filing of financing and continuation statements under the UCC or PPSA, which financing statements have been duly filed and are in full force and effect, the recordation of the Intellectual Property Security Agreements referred to in Section 11(f) with the Canadian Intellectual Property Office, which Agreements have been duly recorded and are in full force and effect, and the actions described in Section 4 with respect to the Security Collateral, which actions have been taken and are in full force and effect, except with respect to Collateral evidenced by a Certificate of Title or (iii) the exercise by the Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.
          (m) [Intentionally omitted.]
          (n) As to itself and its Intellectual Property Collateral:
          (i) The operation of such Grantor’s business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not, to such Grantor’s knowledge, conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.
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          (ii) Such Grantor is the exclusive owner of all right, title and interest in and to the Intellectual Property Collateral, and is entitled to use all Intellectual Property Collateral subject only to the terms of the IP Agreements.
          (iii) The Intellectual Property Collateral set forth on Schedule III hereto includes all of the patents, patent applications, domain names, trademark registrations and applications, and copyright registrations and applications and IP Agreements owned by such Grantor and all IP Agreements to which such Grantor is a party or beneficiary as of the date hereof.
          (iv) The Intellectual Property Collateral material to the business of the Grantors is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Grantor’s knowledge, is valid and enforceable. Such Grantor is not aware of any uses of any item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable.
          (v) As to each item of Intellectual Property Collateral material to the business of the Grantors, such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each such item of Intellectual Property Collateral in full force and effect throughout the world, including, without limitation, recordations of any of its interests in the Patents and Trademarks with the Canadian Intellectual Property Office, respectively, and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the Canadian Intellectual Property Office and in corresponding national and international copyright offices. Such Grantor has used proper statutory notice in connection with its use of each patent, trademark and copyright in the Intellectual Property Collateral material to the business of the Grantors.
          (vi) No claim, action, suit, investigation, litigation or proceeding has been asserted or is pending or, to such Grantor’s knowledge, threatened against such Grantor (A) based upon or challenging or seeking to deny or restrict the Grantor’s rights in or use of any of the Intellectual Property Collateral material to the business of the Grantors, (B) to such Grantor’s knowledge, alleging that the Grantor’s rights in or use of the Intellectual Property Collateral or that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright or any other proprietary right of any third party, or (C) alleging that the Intellectual Property Collateral is being licensed or sublicensed in violation or contravention of the terms of any license or other agreement. To such Grantor’s knowledge, no Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property Collateral or the Grantor’s rights in or use thereof. Except as set forth on Schedule III hereto, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any part of the Intellectual Property Collateral. The consummation of the transactions contemplated by the Transaction Documents will not result in the termination or impairment of any of the Intellectual Property Collateral.
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          (vii) With respect to each IP Agreement, to such Grantor’s knowledge: (A) such IP Agreement is valid and binding and in full force and effect and represents the entire agreement between the respective parties thereto with respect to the subject matter thereof; (B) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (C) such Grantor has not received any notice of termination or cancellation under such IP Agreement; (D) such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured; (E) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such IP Agreement; and (F) neither such Grantor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.
          (viii) To the best of such Grantor’s knowledge, (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or material breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property Collateral.
          (ix) No Grantor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral that is material to the business of the Grantors or that would impair the validity or enforceability of such material Intellectual Property Collateral.
          Section 7. Further Assurances.
          (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent; (ii) file such financing
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or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iii) at the reasonable request of the Agent, take all action to ensure that the Agent’s security interest is noted on any certificate of title related to any Collateral evidenced by a certificate of title; and (iv) deliver to the Agent evidence that all other actions that the Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken.
          (b) Each Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or PPSA or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.
          (c) Each Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Agent may reasonably request, all in reasonable detail.
          Section 8. As to Equipment and Inventory.
          (a) Each Grantor will keep its Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in Section 6(c) or, upon 30 days’ prior written notice to the Agent, at such other places designated by such Grantor in such notice, except as provided in Section 6(c).
          (b) Each Grantor will cause its Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any of such Equipment as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Each Grantor will promptly furnish to the Agent a statement respecting any loss or damage exceeding $10,000 per occurrence to any of its Equipment or Inventory.
          Section 9. Insurance.
          (a) Each Grantor will, at its own expense, maintain insurance with respect to its Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Agent from time to time. Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Agent and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses to be paid directly to the Agent. Each such policy shall in addition (i) name such Grantor and the Agent as insured parties thereunder (without any representation or warranty by or
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obligation upon the Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Agent, upon its reasonable request, notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iii) provide that there shall be no recourse against the Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days’ prior written notice of cancellation or of lapse shall be given to the Agent by the insurer. Each Grantor will, if so reasonably requested by the Agent, deliver to the Agent original or duplicate policies of such insurance and, as often as the Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, each Grantor will, at the reasonable request of the Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 8 and cause the insurers to acknowledge notice of such assignment.
          (b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 9 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 9 is not applicable, the applicable Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise required hereunder or by the Credit Agreement, to pay or as reimbursement for the costs of such repairs or replacements.
          (c) So long as no Event of Default shall have occurred and be continuing, all insurance payments received by the Agent in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Agent to the applicable Grantor for the repair, replacement or restoration thereof, subject to such terms and conditions with respect to the release thereof as the Agent may reasonably require. To the extent that (i) the amount of any such insurance payments exceeds the cost of any such repair, replacement or restoration, or (ii) such insurance payments are not otherwise required by the applicable Grantor to complete any such repair, replacement or restoration required hereunder, the Agent will not be required to release the amount thereof to such Grantor and may hold or continue to hold such amount as additional security for the Secured Obligations of such. Upon the occurrence and during the continuance of any Event of Default all insurance payments in respect of such Equipment or Inventory shall be paid to the Agent and shall, in the Agent’s sole discretion, (i) be released to the applicable Grantor to be applied as set forth in the first sentence of this subsection (c) or (ii) be held as additional Collateral hereunder or applied as specified in Section 19(b).
          Section 10. Post-Closing Changes; Collections on Assigned Agreements, Receivables and Related Contracts. (a) (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 6(a) of this Agreement without first giving at least 30 days’ prior written notice to the Agent and taking all action required by the Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts, and will permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from such records and other documents. If any Grantor does not
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have an organizational identification number and later obtains one, it will forthwith notify the Agent of such organizational identification number.
          (b) Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Assigned Agreements, Receivables and Related Contracts. In connection with such collections, such Grantor may take such action as such Grantor or the Agent may deem necessary or advisable to enforce collection of the Assigned Agreements and otherwise exercise all of its rights under the Assigned Agreements as it deems appropriate, Receivables and Related Contracts; provided, however, that the Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such grantor of its intention to do so, to notify the Obligors under any Assigned Agreements, Receivables and Related Contracts of the assignment of such Assigned Agreements, Receivables and Related Contracts to the Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Assigned Agreements, Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements, Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC or PPSA. After receipt by any Grantor of the notice from the Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Assigned Agreements, Receivables and Related Contracts of such Grantor shall be received in trust for the benefit of the Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement) and either (A) released to such Grantor so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 18(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement or Related Contract, release wholly or partly any Obligor thereof or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Assigned Agreements, Receivables and Related Contracts to any other indebtedness or obligations of the Obligor thereof.
          Section 11. As to Intellectual Property Collateral.
          (a) With respect to each item of its Intellectual Property Collateral material to the business of the Grantors, each Grantor agrees to take, at its expense, all reasonable steps, and shall not knowingly omit to do any act, including, without limitation, in the Canadian Intellectual Property Office and any other relevant governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the Canadian Intellectual Property Office or other relevant governmental authorities, the filing of applications for renewal or
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extension, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. No Grantor shall, without the written consent of the Agent, discontinue use of or otherwise abandon any Intellectual Property Collateral material to the business of the Grantors, or abandon any right to file an application for patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect.
          (b) Each Grantor agrees promptly to notify the Agent if such Grantor becomes aware (i) that any item of the Intellectual Property Collateral material to the business of the Grantors may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor’s ownership or use of any such Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same, or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the Canadian Intellectual Property Office or any court) regarding any item of the Intellectual Property Collateral material to the business of the Grantors.
          (c) In the event that any Grantor becomes aware that any item of the Intellectual Property Collateral material to the business of the Grantors is being infringed or misappropriated by a third party, such Grantor shall promptly notify the Agent and shall take all reasonable actions, at its expense, to protect or enforce such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.
          (d) Each Grantor shall use proper statutory notice in connection with its use of each item of its Intellectual Property Collateral.
          (e) Each Grantor shall take all steps which it or the Agent deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral material to the business of the Grantors, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the material Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the material Trademarks use such consistent standards of quality.
          (f) With respect to its Intellectual Property Collateral, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit A hereto or otherwise in form and substance satisfactory to the Agent (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Agent in such Intellectual Property Collateral with the Canadian Intellectual Property Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.
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          (g) Each Grantor agrees that should it obtain an ownership interest in or license to any item of the type set forth in Section 1(g) that is not on the date hereof a part of the Intellectual Property Collateral (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. Each Grantor shall give prompt written notice to the Agent identifying the After-Acquired Intellectual Property, and such Grantor shall execute and deliver to the Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Exhibit B hereto or otherwise in form and substance satisfactory to the Agent (an “IP Security Agreement Supplement”) covering such After-Acquired Intellectual Property, which IP Security Agreement Supplement shall be recorded with the Canadian Intellectual Property Office and any other relevant governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.
          Section 12. Voting Rights; Dividends; Etc.
          (a) So long as no Event of Default shall have occurred and be continuing:
          (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided however, that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof.
          (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all
          (A) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,
          (B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus and
          (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Agent as Security Collateral in the same form as so received (with any necessary indorsement).
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          (iii) The Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.
          (b) Upon the occurrence and during the continuance of an Event of Default:
          (i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 12(a)(i) shall, upon notice to such Grantor by the Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 12(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.
          (ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 12(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent as Security Collateral in the same form as so received (with any necessary indorsement).
          Section 13. As to Letter-of-Credit Rights.
          (a) Each Grantor, by granting a security interest in its Receivables consisting of letter-of-credit rights to the Agent, intends to (and hereby does) assign to the Agent its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee. Each Grantor will promptly use its best efforts to cause the issuer of each letter of credit and each nominated person (if any) with respect thereto to consent to such assignment of the proceeds thereof pursuant to a consent in form and substance satisfactory to the Agent and deliver written evidence of such consent to the Agent.
          (b) Upon the occurrence of an Event of Default, each Grantor will, promptly upon reasonable request by the Agent, (i) notify (and such Grantor hereby authorizes the Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Agent or its designee and (ii) arrange for the Agent to become the transferee beneficiary of letter of credit.
          Section 14. Transfers and Other Liens; Additional Shares.
          (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the

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Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Credit Agreement.
          (b) Each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities of each issuer of the Pledged Equity.
          Section 15. Agent Appointed Attorney in Fact.
          (a) Each Grantor hereby irrevocably appoints the Agent such Grantor’s attorney in fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuation of an Event of Default, in the Agent’s discretion, to take any action and to execute any instrument that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:
          (b) to obtain and adjust insurance required to be paid to the Agent pursuant to Section 9,
          (c) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,
          (d) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and
          (e) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Agent with respect to any of the Collateral.
          Section 16. Agent May Perform.
          If any Grantor fails to perform any agreement contained herein, the Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by such Grantor under Section 19.
          Section 17. The Agent’s Duties.
          (a) The powers conferred on the Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities,
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tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.
          (b) Anything contained herein to the contrary notwithstanding, the Agent may from time to time, when the Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Agent hereunder with respect to all or any part of the Collateral. In the event that the Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Agent, with all rights, powers, privileges, interests and remedies of the Agent hereunder with respect to such Collateral, and (iii) the term “Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Agent.
          Section 18. Remedies.
          If any Event of Default shall have occurred and be continuing:
          (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or the PPSA (whether or not the UCC or the PPSA applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon reasonable request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place and time to be designated by the Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, including, without limitation, those
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set forth in the PPSA or Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
          (b) Any cash held by or on behalf of the Agent and all cash proceeds received by or on behalf of the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 20) in whole or in part by the Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the following manner:
          (i) first, paid to the Agents for any amounts then owing to the Agents pursuant to Section 10.04 of the Credit Agreement or otherwise under the Loan Documents, ratably in accordance with the amounts then owing to the Agents; and
          (ii) second, ratably (A) paid to the Lenders and the Hedge Banks for any amounts then owing to them, in their capacities as such, under the Loan Documents and the Secured Hedge Agreements ratably in accordance with the amounts then owing to the Lenders and the Hedge Banks, provided that, for purposes of this Section 19, the amount owing to any Hedge Bank pursuant to any Secured Hedge Agreement to which it is a party (other than any amount theretofore accrued and unpaid) shall be deemed to be equal to the Agreement Value thereof and (B) deposited as Collateral in an account designated by the Agent up to an amount equal to 105% of the aggregate undrawn amount of all outstanding Letters of Credit, provided that in the event that any such Letter of Credit is drawn, the Agent shall pay to the Issuing Bank that issued such Letter of Credit the amount held in such account in respect of such Letter of Credit, and provided further that, to the extent that any such Letter of Credit shall expire or terminate undrawn and as a result thereof the amount of the Collateral in such account shall exceed 105% of the aggregate Available Amount of all then outstanding Letters of Credit, such excess amount of such Collateral shall be applied in accordance with the remaining order of priority set out in this Section 18(b).
Any surplus of such cash or cash proceeds held by or on the behalf of the Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.
          (c) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement).

20

          (d) The Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.
          (e) The Agent may send to each bank, securities intermediary or issuer party to any Deposit Account Control Agreement, Securities/Deposit Account Control Agreement, Securities Account Control Agreement or Uncertificated Security Control Agreement a “Notice of Exclusive Control” as defined in and under such Agreement.
          (f) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Agent or its designee such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.
          Section 19. Indemnity and Expenses.(a) Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.
          (b) Each Grantor will upon demand pay to the Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.
          Section 20. Amendments; Waivers; Additional Grantors; Etc.
          (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
Canadian Security Agreement

21

          (b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a “Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.
          Section 21. Notices, Etc.
          All notices and other communications provided for hereunder shall be either (i) in writing (including facsimile communications) and mailed, sent via facsimile or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of the Borrower or the Agent, addressed to it at its address specified in the Credit Agreement and, in the case of each Grantor other than the Borrower, addressed to it at its address set forth opposite such Grantor’s name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, sent by facsimile, electronic mail or otherwise, be effective when deposited in the mails, sent by facsimile, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Agent shall not be effective until received by the Agent. Delivery by facsimile of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.
          Section 22. Continuing Security Interest; Assignments under the Credit Agreement.
          This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Revolver Termination Date, (iii) the Term Facility Termination Date and (iv) the termination or expiration of all Letters of Credit and all Secured Hedge Agreements, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as provided in Section 10.06 of the Credit Agreement.
Canadian Security Agreement

22

          Section 23. Release; Termination.
          (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents (other than sales of Inventory, excess equipment and other obsolete or worn-out equipment in the ordinary course of business), the Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Event of Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Agent, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Agent may reasonably request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.04 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Agent when and as required under Section 2.04 of the Credit Agreement.
          (b) Upon the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the Revolver Termination Date, (iii) the Term Facility Termination Date and (iv) the termination or expiration of all Letters of Credit and all Secured Hedge Agreements, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
          Section 24. Execution in Counterparts.
          This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.
          Section 25. Governing Law.
          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.
Canadian Security Agreement

23

Address for Notices:	TLC VISION CORPORATION

By

Name:
Title:

Address for Notices:	TLC THE LASER CENTER (MONCTON) INC.

By

Name:
Title:

Address for Notices:	TLC THE LONDON LASER CENTER INC.

By

Name:
Title:

Address for Notices:	RHEO	CLINIC INC.

By

Name:
Title:

Address for Notices:	VISION CORPORATION

By

Name:
Title:
Canadian Security Agreement

24

Schedule I to the
Security Agreement
INVESTMENT PROPERTY
Part I
Initial Pledged Shares

		Class of			Percentage of
		Equity	Certificate	Number of	Outstanding
Grantor	Issuer	Interest	No(s)	Shares	Shares
TLC Vision Corporation	TLC The Laser Center (Moncton) Inc.				75%
TLC Vision Corporation	TLC The London Laser Center Inc.				100%
TLC Vision Corporation	Rheo Clinic Inc.				90%
TLC Vision Corporation	TLC Laser Center Patents Inc.				50%
TLC Vision Corporation	Vision Corporation				83%
Part II
Initial Pledged Debt

			Debt		Outstanding
	Debt	Description	Certificate	Final	Principal
Grantor	Issuer	of Debt	No(s)	Maturity	Amount

Part III
Other Investment Property

		Name of	Certificate		Other
Grantor	Issuer	Investment	No(s)	Amount	Identification

Schedule II to the
Security Agreement
PLEDGED DEPOSIT ACCOUNTS1

Name and
Address
Grantor	Type of Account	of Bank	Account Number

[1]	List all deposit accounts, including any letter of credit collateral account, cash concentration account and operating account, that exist on the date of the Security Agreement.

Schedule III to the
Security Agreement
INTELLECTUAL PROPERTY
I. Patents

	Patent			Application
Grantor	Titles	Country	Patent No.	No.	Filing Date	Issue Date

II. Domain Names and Trademarks

	Domain			Reg.	Application	Filing	Issue
Grantor	Name/Mark	Country	Mark	No.	No.	Date	Date

III. Trade Names

Grantor	Names

IV. Copyrights

	Title of			Reg.	Application	Filing	Issue
Grantor	Work	Country	Title	No.	No.	Date	Date

V. IP Agreements

IP
Grantor	Agreements

Schedule IV to the
Security Agreement
LOCATION, CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBER

Chief
		Executive	Type of	Jurisdiction of	Organizational
Grantor	Location	Office	Organization	Organization	I.D. No.

Schedule V to the
Security Agreement
LOCATION OF EQUIPMENT AND INVENTORY
[Name of Grantor]
     Locations of Equipment:
     Locations of Inventory:
[Name of Grantor]
     Locations of Equipment:
     Locations of Inventory:

Schedule VI to the
Security Agreement
LETTERS OF CREDIT

		Nominated			Maximum
Beneficiary		Person	Account		Available
(Grantor)	Issuer	(if any)	Party	Number	Amount	Date

Exhibit A to the
Security Agreement
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
          This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated June ___, 2007, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of CIT Healthcare LLC (“CIT”), as collateral agent (the “Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
          WHEREAS, TLC Vision (USA) Corporation as borrower, a Delaware corporation, and TLC Vision Corporation as parent guarantor, a New Brunswick corporation, have entered into a Credit Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with CIT, as Administrative Agent, and the Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.
          WHEREAS, as a condition precedent to the making of Loans by the Lenders and the issuance of Letters of Credit by the Issuing Banks under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time, each Grantor has executed and delivered that certain Security Agreement as of the date hereof made by the Grantors to the Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).
          WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the Canadian Intellectual Property Office and other relevant governmental authorities.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:
          SECTION 1. Grant of Security. Each Grantor hereby grants to the Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):
          (i) the patents and patent applications set forth in Schedule A hereto (the “Patents”);
          (ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);
Canadian IP Security Agreement

          (iii) all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);
          (iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
          (v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and
          (vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.
          SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.
          SECTION 3. Recordation. Each Grantor authorizes and requests that the Canadian Intellectual Property Office and any other applicable government officer record this IP Security Agreement.
          SECTION 4. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

2

          SECTION 6. Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Address for Notices:	TLC VISION CORPORATION

By

Name:
Title:

Address for Notices:	TLC THE LASER CENTER (MONCTON) INC.

By

Name:
Title:

Address for Notices:	TLC THE LONDON LASER CENTER INC.

By

Name:
Title:

Address for Notices:	RHEO CLINIC INC.

By

Name:
Title:

Address for Notices:	VISION CORPORATION

By

Name:
Title:

3

Exhibit B to the
Security Agreement
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT
          This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this “IP Security Agreement Supplement”) dated ___, 200_, is made by the Person listed on the signature page hereof (the “Grantor”) in favor of CIT Healthcare LLC (“CIT”), as collateral agent (the “Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
          WHEREAS, TLC Vision (USA) Corporation as borrower, a Delaware corporation, and TLC Vision Corporation as parent guarantor, a New Brunswick corporation, have entered into a Credit Agreement dated as of April ___, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with CIT, as Administrative Agent and the Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.
          WHEREAS, pursuant to the Credit Agreement, the Grantor and certain other Persons have executed and delivered that certain Security Agreement dated June ___, 2007 made by the Grantor and such other Persons to the Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) and that certain Intellectual Property Security Agreement dated June ___, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”).
          WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Agent, for the ratable benefit of the Secured Parties, a security interest in the Additional Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the Canadian Intellectual Property Office and other governmental authorities.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:
          SECTION 1. Grant of Security. Each Grantor hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):
          (i) the patents and patent applications set forth in Schedule A hereto (the “Patents”);
          (ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);
Canadian IP Security Agreement

          (iii) the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);
          (iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
          (v) all any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and
          (vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing.
          SECTION 2. Security for Obligations. The grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the payment of all Obligations of the Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.
          SECTION 3. Recordation. The Grantor authorizes and requests that the Canadian Intellectual Property Office and any other applicable government officer to record this IP Security Agreement Supplement.
          SECTION 4. Grants, Rights and Remedies. This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Agent with respect to the Additional Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.
          SECTION 5. Governing Law. This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

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          IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

By

Name:
Title:

Address for Notices:

3

Exhibit C to the
Security Agreement
FORM OF SECURITY AGREEMENT SUPPLEMENT
[Date of Security Agreement Supplement]
CIT Healthcare LLC, as the Agent for
the Secured Parties referred to in the
Credit Agreement referred to below
505 Fifth Avenue
New York, NY 10017
Attn:
TLC Vision Corporation
Ladies and Gentlemen:
     Reference is made to (i) the Credit Agreement dated as of June ___, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TLC Vision (USA) Corporation, a Delaware corporation, as the Borrower, TLC Vision Corporation, a New Brunswick corporation, as Parent guarantor, the Lenders party thereto, and CIT Healthcare LLC (“CIT”), as administrative agent for the Lenders, and (ii) the Security Agreement dated as of June ___, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by the Grantors from time to time party thereto in favor of CIT, as collateral agent (together with any successor agent pursuant to Article VII of the Credit Agreement, the “Agent” for the Secured Parties. Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.
     SECTION 1. Grant of Security. The undersigned hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in and to the following, in each case whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising (collectively, the undersigned’s “Collateral”): all Equipment, Inventory, Receivables, Related Contracts, Security Collateral (including, without limitation, the shares of stock and other Equity Interests set forth on Part I of Schedule I hereto, the indebtedness set forth on Part II of Schedule I hereto and the securities and securities/deposit accounts set forth on Schedule II hereto), Agreement Collateral, Account Collateral (including, without limitation, the deposit accounts set forth on Schedule II hereto), Intellectual Property Collateral, all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of the undersigned pertaining to any of the undersigned’s Collateral, and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the undersigned’s Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or
Canadian IP Security Agreement

guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash.
     SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.
     SECTION 3. Representations and Warranties. (a) The undersigned’s exact legal name, location, chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule III hereto. The undersigned has no trade names other than as listed on Schedule V hereto. Within the five years preceding the date hereof, the undersigned has not changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule III hereto except as set forth in Schedule IV hereto.
     (b) All of the Equipment and Inventory of the undersigned are located at the places specified therefor in Schedule VI hereto except for mobile laser equipment, equipment being repaired and equipment otherwise maintained at other locations in the ordinary course of business.
     (c) The undersigned is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule VII hereto.
     (d) The undersigned hereby makes each other representation and warranty set forth in Section 6 of the Security Agreement with respect to itself and the Collateral granted by it.
     SECTION 4. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned, that each reference to the “Collateral” or any part thereof shall also mean and be a reference to the undersigned’s Collateral or part thereof, as the case may be, and that each reference in the Security Agreement to a Schedule shall also mean and be a reference to the schedules attached hereto.

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     SECTION 5. Governing Law; Jurisdiction; Etc. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.
     (c) The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) The undersigned irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or Letter of Credit Participation Agreements or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By:

Title:

Address for notices:

3

EXECUTION COPY
INTELLECTUAL PROPERTY SECURITY AGREEMENT
          This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated June ___, 2007, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of CIT Healthcare LLC (“CIT”), as collateral agent (the “Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
          WHEREAS, TLC Vision (USA) Corporation, a Delaware corporation, has entered into a Credit Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with CIT, as Administrative Agent, and the Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.
          WHEREAS, as a condition precedent to the making of Loans by the Lenders and the issuance of Letters of Credit by the Issuing Banks under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time, each Grantor has executed and delivered that certain Security Agreement as of the date hereof made by the Grantors to the Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).
          WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:
          SECTION 1. Grant of Security. Each Grantor hereby grants to the Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):
          (i) the patents and patent applications set forth in Schedule A hereto (the “Patents”);
          (ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);
          (iii) all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);
          (iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
          (v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and
          (vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.
          SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.
          SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.
          SECTION 4. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.
          SECTION 6. Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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          IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

TLC VISION (USA) CORPORATION

By
Name:
Title:

Address for Notices:

[SUBSIDIARY GRANTOR]

By
Name:
Title:

Address for Notices:

[SUBSIDIARY GRANTOR]

By
Name:
Title:

Address for Notices:

[SUBSIDIARY GRANTOR]

3

By
Name:
Title:

Address for Notices:

4

SCHEDULE A
PATENTS

SCHEDULE B
TRADEMARKS

SCHEDULE C
COPYRIGHTS
NONE

EXECUTION COPY
INTELLECTUAL PROPERTY SECURITY AGREEMENT
          This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated June ___, 2007, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of CIT Healthcare LLC (“CIT”), as collateral agent (the “Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
          WHEREAS, TLC Vision (USA) Corporation as borrower, a Delaware corporation, and TLC Vision Corporation as parent guarantor, a New Brunswick corporation, have entered into a Credit Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with CIT, as Administrative Agent, and the Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.
          WHEREAS, as a condition precedent to the making of Loans by the Lenders and the issuance of Letters of Credit by the Issuing Banks under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time, each Grantor has executed and delivered that certain Security Agreement as of the date hereof made by the Grantors to the Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).
          WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the Canadian Intellectual Property Office and other relevant governmental authorities.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:
          SECTION 1. Grant of Security. Each Grantor hereby grants to the Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):
          (i) the patents and patent applications set forth in Schedule A hereto (the “Patents”);
          (ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);
          (iii) all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);
          (iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
          (v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and
          (vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.
          SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.
          SECTION 3. Recordation. Each Grantor authorizes and requests that the Canadian Intellectual Property Office and any other applicable government officer record this IP Security Agreement.
          SECTION 4. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.
          SECTION 6. Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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          IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Address for Notices:	TLC VISION CORPORATION

By
Name:
Title:

Address for Notices:	TLC THE LASER CENTER (MONCTON) INC.

By
Name:
Title:

Address for Notices:	TLC THE LONDON LASER CENTER INC.

By
Name:
Title:

Address for Notices:	RHEO CLINIC INC.

By
Name:
Title:

Address for Notices:	VISION CORPORATION

By
Name:
Title:

3

SCHEDULE A
PATENTS

SCHEDULE B
TRADEMARKS

SCHEDULE C
COPYRIGHTS
NIL

EXHIBIT E
FORM OF GUARANTY

F-1

GUARANTY
Dated as of June ___, 2007
From
THE GUARANTORS NAMED HEREIN
and
THE ADDITIONAL GUARANTORS REFERRED TO HEREIN
as Guarantors
in favor of
THE SECURED PARTIES REFERRED TO IN
THE CREDIT AGREEMENT REFERRED TO HEREIN

T A B L E O F C O N T E N T S

GUARANTY
          GUARANTY dated as of April ___, 2007 made by the Persons listed on the signature pages hereof under the caption “Named Guarantors” and the Additional Guarantors (as defined in Section 8(b)) (such Persons so listed and the Additional Guarantors being, collectively, the “Guarantors” and, individually, each a “Guarantor”) in favor of the Secured Parties (as defined in the Credit Agreement referred to below).
          PRELIMINARY STATEMENT. TLC Vision (USA) Corporation, a Delaware corporation (the “Borrower”), is party to a Credit Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with certain Lenders party thereto, CIT Healthcare LLC, as Administrative Agent for such Lenders. Each Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Loans and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement and the entry by the Hedge Banks into Secured Hedge Agreements from time to time that each Guarantor shall have executed and delivered this Guaranty.
          NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and to issue Letters of Credit under the Credit Agreement and the Hedge Banks to enter into Secured Hedge Agreements from time to time, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:
          Section 1.   Guaranty; Limitation of Liability. (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.
          (b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each

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Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Section 8.01(f) of the Credit Agreement or Title 11, U.S. Code, the bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada), or any similar foreign, federal, provincial or state law for the relief of debtors.
          (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.
          Section 2.   Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:
     (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;
     (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;
     (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

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     (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;
     (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);
     (g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or
     (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.
          Section 3.   Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.
          (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
          (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.
          (d) Each Guarantor acknowledges that the Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Agent and the other Secured Parties against such Guarantor of

4

any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.
          (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.
          (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.
          Section 4.   Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Maturity Date and (c) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Maturity Date shall have occurred and (iv) all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in

5

the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.
          Section 5.   Payments Free and Clear of Taxes, Etc. (a) Any and all payments made by any Guarantor under or in respect of this Guaranty or any other Loan Document shall be made, in accordance with Section 2.12 of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under or in respect of this Guaranty or any other Loan Document to any Secured Party, (i) the sum payable by such Guarantor shall be increased as may be necessary so that after such Guarantor and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 5), such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make all such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
          (b) In addition, each Guarantor agrees to pay any present or future Other Taxes that arise from any payment made by or on behalf of such Guarantor under or in respect of this Guaranty or any other Loan Document or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Guaranty and the other Loan Documents.
          (c) Each Guarantor will indemnify each Secured Party for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 5, imposed on or paid by such Secured Party and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Secured Party makes written demand therefor.
          (d) Within 30 days after the date of any payment of Taxes by or on behalf of any Guarantor, such Guarantor shall furnish to the Administrative Agent, at its address referred to in Section 9, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder by or on behalf of any Guarantor through an account or branch outside the United States or by or on behalf of such Guarantor by a payor that is not a United States person, if such Guarantor determines that no Taxes are payable in respect thereof, such Guarantor shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 5, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.
          (e) Upon the reasonable request in writing of any Guarantor, each Secured Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of the Credit Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on or prior to the date of the Assignment and Acceptance or Secured Hedge Agreement pursuant to which it becomes a Secured Party in the case of each other Secured Party, and from time to time thereafter upon the reasonable request in writing by any Guarantor (but only so long thereafter as such Secured Party remains lawfully

6

able to do so), provide each of the Administrative Agent and such Guarantor with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Secured Party is exempt from or entitled to a reduced rate of United States withholding tax on payments under the Credit Agreement or the Notes. If the forms provided by a Secured Party at the time such Secured Party first becomes a party to the Credit Agreement or the applicable Secured Hedge Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Secured Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, in the case of a Secured Party becoming a party to the Credit Agreement, at the date of the Assignment and Acceptance pursuant to which a Secured Party becomes a party to the Credit Agreement, the Secured Party assignor was entitled to payments under subsection (a) of this Section 5 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Secured Party assignee on such date. If any form or document referred to in this subsection (e) and requested by any Guarantor pursuant to this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the applicable Secured Party reasonably considers to be confidential, such Secured Party shall give notice thereof to the applicable Guarantor and shall not be obligated to include in such form or document such confidential information.
          (f) For any period with respect to which a Secured Party has failed to provide any Guarantor following such Guarantor’s request therefor pursuant to subsection (e) above with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Secured Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 5 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Secured Party become subject to Taxes because of its failure to deliver a form required hereunder, such Guarantor shall take such steps as such Secured Party shall reasonably request to assist such Secured Party to recover such Taxes.
          (g) Each Guarantor will make payment relative to each Obligation in the currency (the “Original Currency”) in which the Borrower is required to pay such Obligation. If a Guarantor makes payment relative to any Guaranteed Obligation to the Administrative Agent or the Secured Parties in a currency (the “Other Currency”) other than the Original Currency (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment will constitute a discharge of the liability of such Guarantor hereunder in respect of such Obligation only to the extent of the amount of the Original Currency which the Administrative Agent or the Secured Parties are able to purchase with the amount it receives on the date of receipt. If the amount of the Original Currency which the Administrative Agent or the Secured Parties are able to purchase is less than the amount of such currency originally due to it in respect to the relevant Obligation, such Guarantor will indemnify and save the Administrative Agent and the Secured Parties harmless from and against any loss or damage

7

arising as a result of such deficiency. This indemnity will constitute an obligation separate and independent from the other obligations contained in this Guaranty, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Administrative Agent or the Secured Parties and will continue in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order.
          Section 6.   Representations and Warranties(a) . Each Guarantor hereby makes each representation and warranty made in the Loan Documents by the Borrower with respect to such Guarantor.
          Section 7.   Covenants. Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Lender Party shall have any Commitment or any Secured Hedge Agreement shall be in effect, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.
          Section 8.   Amendments, Guaranty Supplements, Etc. (a) No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Secured Parties (other than any Lender Party that is, at such time, a Defaulting Lender), (a) reduce or limit the obligations of any Guarantor hereunder, release any Guarantor hereunder or otherwise limit any Guarantor’s liability with respect to the Obligations owing to the Secured Parties under or in respect of the Loan Documents, (b) postpone any date fixed for payment hereunder or (c) change the number of Secured Parties or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Loans or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Secured Parties or any of them to take any action hereunder.
          (b) Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”), (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.
          Section 9.   Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including electronic or facsimile communication) and mailed,

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faxed, sent via electronic mail or delivered to it, if to any Guarantor, addressed to it in care of the Borrower at the Borrower’s address specified in Section 9.02 of the Credit Agreement, if to any Agent or any Lender Party, at its address specified in Section 9.02 of the Credit Agreement, if to any Hedge Bank, at its address specified in the Secured Hedge Agreement to which it is a party, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, faxed or sent via electronic mail, be effective when deposited in the mails, transmitted by facsimile or via electronic mail, respectively. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.
          Section 10.   No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
          Section 11.   Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 7.01 of the Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of said Section 7.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of any Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Guaranty or any other Loan Document and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify such Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.
          Section 12.   Indemnification. (a) Without limitation on any other Obligations of any Guarantor or remedies of the Secured Parties under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms; provided, however, that no Guarantor shall be liable for any claims, damages, losses, liabilities and expenses resulting from Secured Parties’ gross negligence or

9

willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction.
          (b) Each Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors, and each Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Loans or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents; provided, however, that each Indemnified Party shall be liable to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors for any claims for actual damages resulting from such Indemnified Party’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction.
          (c) Without prejudice to the survival of any of the other agreements of any Guarantor under this Guaranty or any of the other Loan Documents, the agreements and obligations of each Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2, Section 5 and this Section 12 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.
          Section 13.   Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 13:
     (a) Prohibited Payments, Etc. Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.
     (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.
     (c) Turn-Over. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any

10

Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.
     (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

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          Section 14.   Continuing Guaranty; Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Maturity Date and (iii) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.07 of the Credit Agreement. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.
          Section 15.   Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.
          Section 16.   Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.
          (b) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document in the courts of any jurisdiction.
          (c) Each Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the

12

defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.
          (d) EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Exhibit A
To The
Guaranty
FORM OF GUARANTY SUPPLEMENT
                                         ,
CIT Healthcare LLC, as Administrative Agent
505 Fifth Avenue
New York, NY 10017
Attention:
Credit Agreement dated as of June __, 2007 among
TLC Vision (USA) Corporation, a Delaware corporation (the “Borrower”), the Lenders party to the Credit Agreement and CIT Healthcare LLC, as Administrative Agent
Ladies and Gentlemen:
          Reference is made to the above-captioned Credit Agreement and to the Guaranty referred to therein (such Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the “Guaranty”). The capitalized terms defined in the Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.
          Section 1. Guaranty; Limitation of Liability. (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty Supplement, the Guaranty or any other Loan Document. Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.
          (b) The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Guaranty and the Obligations of the

2

undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Guaranty not constituting a fraudulent transfer or conveyance.
          (c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty Supplement, the Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.
          Section 2. Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Guaranty to an “Additional Guarantor” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a “Guarantor” or a “Loan Party” shall also mean and be a reference to the undersigned.
          Section 3. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 6 of the Guaranty to the same extent as each other Guarantor.
          Section 4. Delivery by Facsimile. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by facsimile shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.
          Section 5. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
          (b) The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or any federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner

3

provided by law. Nothing in this Guaranty Supplement or the Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.
          (c) The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.
          (d) THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Very truly yours, [NAME OF ADDITIONAL GUARANTOR]
By:
Title:

EXHIBIT F
FORM OF SOLVENCY CERTIFICATE
          Reference is made to the Credit Agreement dated as of June ___, 2007 (as modified to the date hereof, the “Credit Agreement”; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among TLC Vision (USA) Corporation a Delaware corporation (“Borrower”), as the Borrower, CIT Healthcare LLC, a Delaware limited liability company (“Administrative Agent”), as Administrative Agent, and the other financial institutions party thereto.
               The undersigned, the Chief Financial Officer of the Borrower, hereby certifies, on behalf of the Borrower, as of the date hereof, that he/she is the Chief Financial Officer of the Borrower and that, as such, he/she is authorized to execute and deliver this Certificate on behalf of the Borrower pursuant to Section 3.01(a)(ix) of the Credit Agreement that on and as of the date hereof, and before and after giving effect to the Transaction, the Loan Parties taken as a whole are Solvent.
          Delivery of an executed counterpart of a signature page to this Certificate by facsimile or via e-mail shall be effective as delivery of a manually executed counterpart of this Certificate.
          IN WITNESS WHEREOF, the chief financial officer of each of the Loan Parties has executed this Certificate in his or her corporate capacity and on behalf of such Loan Parties this ___ day of June 2007.

TLC VISION (USA) CORPORATION
By:
Name:
	Title:	Chief Financial Officer

Form of Solvency Certificate

F-1

EXHIBIT G-1
FORM OF OPINION OF CANADIAN COUNSEL
Form of Opinion of Canadian Counsel
G-1-1

EXHIBIT G-2
FORM OF OPINION OF U.S. COUNSEL
Form of Assignment and Assumption

SCHEDULE I
COMMITMENTS AND APPLICABLE LENDING OFFICES

Name of Lender	Revolving Credit Commitment	Term Commitment	Domestic Lending Office
CIT Healthcare LLC	$25,000,000	$85,000,000	Credit Contact:

			Dennis Zinkand
			CIT Healthcare LLC
			505 Fifth Avenue, 6th Floor
			New York, New York 10017
			Phone: (212) 771-9311
			Fax: (212) 771-9317
			E-mail: dennis.zinkand@cit.com

			Operations Contact:

			Frank Giacalone
			CIT Healthcare LLC
			11 West 42nd Street
			New York, New York 10036
			Phone: (212) 461-7842
			Fax: (212) 536-9398
			E-mail: frank.giacalone@cit.com

1

SCHEDULE I
Commitments and Applicable Lending Offices
SEE ATTACHED
[Provided by Lender]

1